                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY



                         AGREEMENT AND PLAN OF MERGER

                         Dated as of February 28, 2000
                                 by and among
                          ReliaStar Financial Corp.,
                         Pilgrim Holdings Corporation
                   and Lexington Global Asset Managers, Inc.


AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "Agreement"), dated as of February 28, 2000, is made among ReliaStar Financial Corp., a Delaware corporation ("Buyer"), Pilgrim Holdings Corporation, a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), and Lexington Global Asset Managers, Inc., a Delaware corporation ("Lexington").

                                   Recitals

         Lexington (or one or more of its subsidiaries) acts as investment adviser and/or principal underwriter for 16 open-end investment companies and as sponsor for one registered unit investment trust (collectively, the "Lexington Funds") registered under the Investment Company Act of 1940, as amended (the "1940 Act").

         Lexington (or one or more of its subsidiaries) is investment adviser for various private accounts.

         The Boards of Directors of Buyer, Merger Sub, and Lexington deem it advisable and in the best interests of each corporation and its respective stockholders that Merger Sub and Lexington combine in order to advance the long-term business interests of Buyer, Merger Sub, Lexington, the Lexington Funds and the Lexington investment advisory or subadvisory clients.

         The strategic combination of Merger Sub and Lexington shall be effected by the terms of this Agreement through a transaction in which Lexington will merge with and into Merger Sub (the "Merger").

         In the Merger each share of Lexington's common stock, $.0l par value per share ("Lexington Common Stock"), issued and outstanding at the Effective Time (as defined in Section 1.1), shall be converted into cash and/or a fraction of a share of common stock, $.01 par value per share, of Buyer ("Buyer Common Stock").

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         For federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   Agreement

         Now, therefore, intending to be legally bound hereby, the parties agree as follows:


                                   ARTICLE I

                                  The Merger

         1.1 Effective Time of the Merger. Subject to the terms of this Agreement, a Certificate of Merger (the "Certificate of Merger") shall be duly executed by Merger Sub and Lexington and delivered to the office of the Delaware Secretary of State for filing, as provided in Section 251 of the Delaware General Corporation Law (the "Delaware Law"), as soon as practicable on the Closing Date (as defined in Section 1.2). The Merger shall become effective at the time at which the Certificate of Merger shall have been filed with the Delaware Secretary of State or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

         1.2 Closing. Closing of the Merger (the "Closing") will take place at 11:00 a.m., New York time, on a date to be specified by Buyer and Lexington, which shall be no later than the fifth business day after satisfaction or waiver (to the extent waivable under Article VIII) of all conditions to the consummation of the Merger set forth in Article VIII of this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, unless another date or place is agreed to by Buyer and Lexington. The date on which the Closing occurs is referred to as the "Closing Date." All actions taken at the Closing shall be deemed to have been taken simultaneously at the Effective Time.

         1.3 Effects of the Merger.

             (a) At the Effective Time, in accordance with this Agreement and the Delaware Law, (1) Lexington shall be merged with and into Merger Sub, (2) the separate corporate existence of Lexington shall cease, and (3) Merger Sub shall be the surviving corporation and shall continue to be governed by the Delaware Law (Merger Sub is sometimes referred to in this Agreement as the "Surviving Corporation").

             (b) The Merger shall have the other effects set forth in Sections 259 and 261 of the Delaware Law.

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         1.4 Certificate of Incorporation and Bylaws of the Surviving
Corporation.

             (a) The Certificate of Incorporation of Merger Sub as in effect immediately before the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the Delaware Law.

             (b) The Bylaws of Merger Sub in effect immediately before the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with their terms, the Certificate of Incorporation of the Surviving Corporation, and the Delaware Law.

         1.5 Directors and Officers of the Surviving Corporation.

             (a) The directors of Merger Sub holding office at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

             (b) In addition to such other officers as the Board of Directors of the Surviving Corporation may appoint from time to time, the officers of Merger Sub holding office at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, to serve until their successors have been duly appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.


                                  ARTICLE II

                           Conversion of Securities

         2.1 Effect on Capital Stock. Subject to the other provisions of this
Article II, at the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Lexington, Merger Sub, or the holder of any shares of the following securities:

             (a) Merger Consideration. Subject to adjustment as provided in Sections 2.1(b), 2.1(c) and 2.1(l) and the election and allocation provisions of Sections 2.1(i) and 2.1(j), each issued and outstanding share of Lexington Common Stock (other than shares of Lexington Common Stock held of record by Buyer, Merger Sub, or Lexington or any other direct or indirect subsidiary of Buyer or Lexington immediately before the Effective Time and other than shares of Lexington Common Stock as to which dissenters' rights of appraisal have been exercised as contemplated by Section 2.1(k)) shall be automatically converted into and become the right to receive (i) 0.231 of a share of Buyer Common Stock, (the "Share Consideration"), and (ii) cash in the amount of $3.306 (the "Cash Consideration" and, together with the Share Consideration, the "Merger Consideration"). At the Effective Time, each share of Lexington Common Stock held of record by Buyer, Merger Sub, or Lexington or any direct or indirect subsidiary of Buyer or Lexington shall be canceled and cease to exist, and no payment shall be made with respect to those shares.

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             (b)  Adjustment of Merger Consideration Based on Buyer's Average
         Share Price. The Share Consideration shall not be adjusted as a result of changes in the market value of Buyer Common Stock unless the average per share closing price of Buyer Common Stock on the New York Stock Exchange (the "NYSE") for the five trading days immediately preceding the date that is one business day before the Closing Date ("Buyer's Average Share Price") is more than $31.625 or less than $25.625. If Buyer's Average Share Price is more than $31.625, then the Share Consideration shall be reduced to a fraction of a share of Buyer Common Stock (expressed as a decimal, rounded to the nearest thousandth), the numerator of which shall be the Share Consideration set forth in
         Section 2.1(a)(i) multiplied by $31.625 and the denominator of which shall be Buyer's Average Share Price. If Buyer's Average Share Price is less than $25.652, then the Share Consideration shall be increased to a fraction of a share of Buyer Common Stock (expressed as a decimal, rounded to the nearest thousandth), the numerator of which shall be the Share Consideration set forth in Section 2.1(a)(i) multiplied by $25.625 and the denominator of which shall be Buyer's Average Share Price; provided, however, that, in lieu of the foregoing adjustment, Buyer may determine, by written notice to Lexington on or before the Closing Date, to increase the Cash Consideration by an amount not to exceed the product of the Share Consideration multiplied by the difference between $25.625 and Buyer's Average Share Price and to increase the Share Consideration by a decimal amount (rounded to the nearest thousandth) equal to the quotient obtained by dividing (A) the difference between (1) the product of the Share Consideration multiplied by the difference between $25.625 and the Buyer's Average Share Price minus (2) the amount of the increase in the Cash Consideration made pursuant to Buyer's determination by (B) Buyer's Average Share Price.

             (c) Adjustment to Merger Consideration Based on Assets Under Management. If any adjustment is required by the provisions of the following subsections, the Merger Consideration payable by Buyer at the Closing determined after giving effect to any adjustment required by
         Section 2.1(b), will be reduced or increased by a percentage calculated in the following manner:

                  (1) Attached hereto as Schedule 2.1(c) is a list prepared by Lexington of the Lexington Funds and investment advisory or subadvisory clients of Lexington as of December 31, 1999, showing for each and as of that date, the client's or fund's name and assets under management (the "Original Schedule"). The total assets under management listed on the Original Schedule shall be referred to as the "Base Net Assets."

                  (2)  At the Closing, Lexington will deliver to Buyer a revised
             Schedule 2.1(c) (the "Revised Schedule") as of the close of business on the third business day before the Closing, prepared as follows:

                       (A) all clients that have terminated their investment advisory or subadvisory relationship with Lexington or that have notified Lexington in writing of their intention to terminate that relationship since the date of the Original Schedule shall be deleted from the Revised Schedule;

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                       (B)  clients that have engaged Lexington since the date
                  of the Original Schedule shall be added to the Revised Schedule with their assets under management by Lexington included in the Revised Schedule at the value of those assets on the date Lexington's management commenced;

                       (C) for clients (other than Lexington Funds) that have withdrawn assets from management by Lexington since the date of the Original Schedule, assets under management for each such client shall be reduced by the same percentage as is calculated by dividing (A) the value of the assets withdrawn as of the date of withdrawal, by (B) the aggregate value of assets managed by Lexington for such client immediately prior to the withdrawal;

                       (D) for clients (other than Lexington Funds and assets managed by Lexington or its subsidiaries for the Richardson family or any trust for the benefit of the Richardson family) that have added to assets under management since the date of the Original Schedule, assets under management shall be increased by the same percentage as is calculated by dividing
                  (A) the value of the assets added as of the date of the addition of the assets, by (B) the aggregate value of assets managed by Lexington for such client immediately prior to the date Lexington's management commenced;

                       (E) assets under management for each of the Lexington Funds shall be increased or decreased, as appropriate, by the total of the aggregate net sales or redemptions for such Lexington Funds between December 31, 1999 and the third business day before the Closing; and

                       (F) the Revised Schedule shall not reflect fluctuations in the market value of assets under management since the date of the Original Schedule.

Pro forma net assets under management shown on the Revised Schedule are referred to as "Assigned Net Assets."

                  (3) Assigned Net Assets shall then be divided by Base Net Assets, calculated as a percentage, and the resulting percentage shall be determined to the nearest one-hundredth of one percent (the "Adjustment Percentage").

                  (4) Any adjustment to the Merger Consideration shall adjust the Share Consideration and Cash Consideration by the same percentage, determined as follows:

                       (A) If the Adjustment Percentage is 90% or more but less than or equal to 110%, there shall be no adjustment in the Merger Consideration.

                       (B) If the Adjustment Percentage is less than 90%, then the Merger Consideration payable at the Closing, determined after giving effect to any adjustment required by Section 2.1(b), shall be reduced by one percent for each one percent decrease in Adjustment Percentage in accordance with the following

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                  table, with interpolation as necessary between percentages rounded to the nearest one-thousandth of one percent:


                                            Percent by which Merger
Adjustment Percentage                       Consideration shall be reduced
--------------------------------------------------------------------------
           90                                            0%
           89                                            1
           88                                            2
           87                                            3
           86                                            4
           85                                            5
           84                                            6
           83                                            7
           82                                            8
           81                                            9
           80                                            10

                                  and so forth

                       (C) If the Adjustment Percentage is greater than 110%, then the Merger Consideration payable at the Closing, determined after giving effect to any adjustment required by
                  Section 2.1(b), shall be increased by one percent for each one percent increase in Adjustment Percentage in accordance with the following table, with interpolation as necessary between percentages rounded to the nearest one-thousandth of one percent:

                                                Percent by which Merger
Adjustment Percentage                       Consideration shall be increased
----------------------------------------------------------------------------
         110%                                            0%
         111                                             1
         112                                             2
         113                                             3
         114                                             4
         115                                             5
         116                                             6
         117                                             7
         118                                             8
         119                                             9
         120                                             10


                                  and so forth

             (d) Lexington Stock. All shares of Lexington Common Stock, when converted pursuant to Section 2.1(a), shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and holders of certificates that immediately before the Effective Time represented shares of Lexington Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in

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         consideration therefor upon the surrender of the Certificates in accordance with Section 2.2, without interest.

                  (e) Lexington Incentive Plans. At the Effective Time, all outstanding options (the "Lexington Options") to purchase Lexington Common Stock granted under the Lexington 1995 Long Term Incentive Plan (the "Lexington Incentive Plan") and all outstanding Lexington Restricted Stock granted under the Lexington Incentive Plan (the "Lexington Restricted Stock") will become options to purchase Buyer Common Stock or Buyer Restricted Stock, respectively, in accordance with Section 7.8.

                  (f) Capital Stock of Merger Sub. Each issued and outstanding share of the capital stock of Merger Sub shall remain outstanding as one share of capital stock of the Surviving Corporation and shall not be converted into any other securities or cash in the Merger. The certificates for such shares shall not be surrendered or in any way modified by reason of the Merger. No stock of Merger Sub will be issued in the Merger.

                  (g) Fractional Shares. No scrip or fractional shares of Buyer Common Stock shall be issued in the Merger. Each fractional share of Buyer Common Stock that a holder of Lexington Common Stock would otherwise be entitled to receive (after aggregating all shares of Buyer Common Stock to be received by that holder) shall be automatically converted into the right to receive, at the Effective Time from Buyer, an amount in cash in lieu of the fractional share of Buyer Common Stock equal to the product of the fraction multiplied by Buyer's Average Share Price (rounded up or down to the nearest $.01). Buyer will make available to the Exchange Agent (as defined in Section 2.2) the cash necessary for the purpose of paying for fractional shares.

                  (h) Buyer Stock. All shares of Buyer Common Stock into which the shares of Lexington Common Stock are converted shall be validly issued, fully paid and nonassessable and will have Buyer Rights attached thereto in accordance with the Buyer Rights Agreement (as such terms are defined in Section 5.2(b)).

                  (i) Election Procedures. Each record holder (as of the record date determined by Lexington) of shares of Lexington Common Stock shall have the right to elect in writing to have all of his shares of Lexington Common Stock converted into cash or Buyer Common Stock, as the case may be, subject to Section 2.1(j), in accordance with the following procedures:

                       (1) At least thirty days prior to the Closing Date, a letter of transmittal and election statement (an "Election Statement") providing for the right to elect to receive cash or Buyer Common Stock and for the tender to the Exchange Agent of the Certificates representing Lexington Common Stock shall be mailed to all record holders of Lexington Common Stock at their respective addresses shown in Lexington's stock transfer records.

                       (2) Any record holder of Lexington Common Stock may specify, in an Election Statement meeting the requirements of this Section 2.1(i), that, as to all shares of Lexington Common Stock covered by such Election Statement:

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                                 (A)  all such shares shall be converted into
                           Cash Consideration and Share Consideration in the proportions set forth in Section 2.1(a); provided, however, that such election shall be subject to a determination by Buyer in certain events under
                           Section 2.1(b) to convert to cash a portion of the Merger Consideration that would otherwise be Buyer Common Stock; or

                                 (B)  the Cash Consideration payable for all
                           such shares be converted to shares of Buyer Common Stock, in which case such holder shall receive no cash and shall receive additional shares of Buyer Common Stock equal to .50 multiplied by the Share Consideration for each issued and outstanding share of Lexington Common Stock held; provided, however, that such election shall be subject to a determination by Buyer in certain events under
                           Section 2.1(b) to convert to cash a portion of the Merger Consideration that would otherwise be Buyer Common Stock; or

                                 (C)  the Share Consideration payable for all
                           such shares be converted into cash, in which case such holder shall receive no Share Consideration and shall receive additional cash equal to the Share Consideration multiplied by Buyer's Average Share Price.

                           (3) Notwithstanding anything to the contrary set forth above:

                                 (A)  Any record holder of Lexington Common
                           Stock who is holding such shares for a beneficial owner or as a nominee for one or more beneficial owners may submit an Election Statement on behalf of any such beneficial owner. Any beneficial owner of Lexington Common Stock on whose behalf a record owner of Lexington Common Stock has submitted an Election Statement in accordance with this Section 2.1(i) will be considered a separate holder of Lexington Common Stock for purposes of this Agreement.

                                 (B) Any holder of Lexington Common Stock who may be considered, by reason of the ownership attribution rules contained in Section 318 of the Internal Revenue Code of 1986, as amended, to own constructively shares of Lexington Common Stock in addition to those actually owned by such holder may submit an Election Statement jointly with one or more of such persons whose shares of Lexington Common Stock such holder may be considered to own constructively, and any such joint Election Statement shall for purposes of this Section 2.1(i) be considered to be a single Election Statement.

                           (4) An Election Statement will be effective only if a properly completed and signed copy thereof, accompanied by Certificates for the shares of Lexington Common Stock which such Election Statement covers, shall have been actually received by the Exchange Agent no later than one business day before the day of the meeting of the Lexington stockholders to vote upon this agreement (such day being referred to herein as the "Election Deadline"). Delivery shall be effected, and risk of loss and title to the

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                  Certificate shall pass, only upon proper delivery of an
                  Election Statement which meets the requirements of this
                  Section 2.1(i) is hereinafter referred to as an "Effective Election Statement."

                            (5) Any record holder of Lexington Common Stock who has submitted an Effective Election Statement may at any time until the Election Deadline amend such Election Statement if the Exchange Agent actually receives, no later than the Election Deadline, a later dated, properly completed and signed amended Effective Election Statement.

                                      (6)  Any record holder of Lexington Common
                  Stock may at any time prior to the Election Deadline revoke his Election Statement and withdraw certificates for shares of Lexington Common Stock deposited therewith by written notice actually received by the Exchange Agent no later than the Election Deadline. Any Election Statement relating to shares of Lexington Common Stock which are or become Dissenting Shares (as defined in Section 2.1(k) hereof) shall be deemed automatically revoked. Any notice of withdrawal shall be effective only if it is properly executed and specifies the record holder of the shares to be withdrawn and the Certificate numbers shown on the Certificates representing the shares to be withdrawn.

                            (7) Lexington and Buyer shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the form, terms and conditions of the Election Statements, the validity and effectiveness of Election Statements and the manner and extent to which they are to be taken into account in making the determinations prescribed by
                  Section 2.1(k) hereof. In the event this Agreement is terminated, the Exchange Agent shall promptly return any Certificates received to the respective record holders.

                  (j) Allocations. The allocation of cash and/or Buyer Common Stock among holders of outstanding shares of Lexington Common Stock shall be effected as hereinafter provided:

                            (1) Except as otherwise provided in Sections 2.1(i)(2)(A), 2.1(j)(4) and 2.1(j)(5), all of the shares of
                  Lexington Common Stock held by shareholders who elected to receive cash and Buyer Common Stock in the proportions set forth in Section 2.1(a) or who did not elect in any Effective Election Statement to receive all cash or all Buyer Common Stock shall be converted into cash and Buyer Common Stock at the conversion rate specified in Section 2.1(a) hereof;

                            (2) Except as otherwise provided in Sections 2.1(i)(2)(B) and 2.1(j)(5), all of the shares of Lexington Common Stock held by shareholders who elected in an Effective Election Statement to receive all Buyer Common Stock shall be converted into all Buyer Common Stock on the terms and conditions set forth in Section 2.1(i);

                            (3) Subject to Section 2.1(j)(4) hereof, Lexington Common Stock held by shareholders who elected in an Effective Election Statement to receive all cash shall be

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                  converted into cash, on the terms and conditions set forth in
                  Section 2.1(i) hereof but only up to the percentage specified below.

                           (4) If the aggregate amount of cash payable to holders of Lexington Common Stock after giving effect to the foregoing provisions of this Section 2.1(j), including cash payable to holders of Dissenting Shares and cash payable due to fractional shares, pursuant to the Merger exceeds one-third (or, if Buyer has made a determination to increase the Cash Consideration pursuant to Section 2.1(b), such higher percentage as shall be equal to the percentage of the Total Consideration payable in cash, after giving effect to such determination) (the "Specified Cash Percentage") of the Merger Consideration plus the cash payable to holders of Dissenting Shares (the "Total Consideration"), the cash otherwise payable to Lexington stockholders who would otherwise receive any portion of the Merger Consideration in cash shall be reduced pro rata so that the aggregate amount of cash does not exceed the Specified Cash Percentage and such Lexington stockholders shall receive Buyer Common Stock in lieu thereof.

                           (5) If the aggregate amount of Buyer Common Stock issuable to holders of Lexington Common Stock pursuant to the Merger after giving effect to the foregoing provisions of this
                  Section 2.1(j) exceeds two-thirds (or, if Buyer has made a determination to increase the Cash Consideration pursuant to
                  Section 2.1(b), such lower percentage as shall be equal to the percentage of the Total Consideration payable in Buyer Common Stock, after giving effect to such determination) of the Total Consideration (the "Specified Stock Percentage"), the Buyer Common Stock otherwise issuable to Lexington stockholders who would receive any portion of the Merger Consideration in Buyer Common Stock shall be reduced pro rata so that the aggregate amount of Buyer Common Stock does not exceed the Specified Stock Percentage and such Lexington stockholders shall receive cash in lieu thereof.

                           (6) If the foregoing election and allocation procedures are found to be unlawful for federal regulatory purposes, this Section 2.2(j) shall be amended to provide such other procedure for reduction of the number of shares of Lexington Common Stock converted to cash and/or Buyer Common Stock as may be agreed upon by Buyer and Lexington and as is consistent with such regulatory purposes.

                           (k)  Dissenters' Rights.

                           (1) Notwithstanding any provision of this Agreement to the contrary, any shares of Lexington Common Stock held by a holder who has properly asserted his right, if any, for appraisal of such shares in accordance with the Delaware Law and who, as of the Effective Time, has not effectively lost such right to appraisal (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.1 (a), but the holder thereof shall only be entitled to such rights as are granted by the Delaware Law.

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                         (2)  Notwithstanding the provision of Section
                    2.1(k)(1), if any holder of shares of Lexington Common Stock who asserts his rights, if any, for appraisal or demands payment for such shares under the Delaware Law shall effectively lose his right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares of Lexington Common Stock shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.1(a), upon surrender of the Certificates representing such shares.

                    (l) Adjustments. The Merger Consideration shall be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, exchange, subdivision, combination of, or other similar change (including the exercise of any Buyer Rights under the Buyer Rights Agreement) in Lexington Common Stock or Buyer Common Stock after the date of this Agreement.

               2.2  Exchange of Certificates.

                    (a) The transfer agent for Buyer Common Stock shall serve as exchange agent hereunder (the "Exchange Agent"). Promptly after the Effective Time, Buyer shall deposit in trust with the Exchange Agent cash and certificates representing the aggregate Merger Consideration to be paid to holders of Lexington Common Stock and to pay for fractional shares then known to Buyer (such Common Stock and cash amounts being referred to as the "Exchange Fund"). The Exchange Agent shall, under irrevocable instructions received from Buyer, pay the amounts of cash provided for in this
               Article II out of the Exchange Fund. Additional amounts of cash, if any, needed from time to time by the Exchange Agent shall be provided by Buyer and shall become part of the Exchange Fund. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement, or as otherwise agreed to by Buyer and Lexington before the Effective Time.

                    (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of Lexington Common Stock who, as of the Effective Time was a holder of a Certificate, a letter of transmittal (reasonably satisfactory in form and substance to Lexington and Buyer) and instructions for its use in effecting the surrender of the Certificate for payment therefor and conversion thereof. Delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Exchange Agent and the letter of transmittal shall so reflect. Upon surrender to the Exchange Agent of a Certificate, together with a letter of transmittal duly executed and properly completed, the holder of the Certificate shall be entitled to receive in exchange therefor cash and shares of Buyer Common Stock to which that holder of Lexington Common Stock is entitled pursuant to the terms of this Agreement (with the cash amount being rounded up or down to the nearest $.0l) and the Certificate so surrendered shall be marked "Canceled." No interest will be paid or accrued on any Merger Consideration.

                    (c) If any portion of the consideration to be received under this Article II upon exchange of a Certificate is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in

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         proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of a check representing the Merger Consideration, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. Buyer shall pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock if the certificate is issued in the name of the person in whose name the certificate surrendered in exchange therefor is registered; provided, however, that Buyer shall not pay any transfer or other tax if payment of any such tax by Buyer otherwise would cause the Merger to fail to qualify as a tax-free reorganization under the Code.

               (d) From the Effective Time until surrender in accordance with this Section 2.2, each Certificate (other than Certificates representing shares held by Buyer, Merger Sub, or Lexington or any direct or indirect subsidiary of Buyer or Lexington) shall be deemed, for all corporate purposes other than the payment of dividends or other distributions, to evidence only the right to receive the cash and/or Buyer Common Stock into which such shares of Lexington Common Stock shall have been so converted or, in the case of Dissenting Shares, to evidence only such rights as are granted by the Delaware Law. After surrender, there shall be paid to the person in whose name the Buyer Common Stock shall be issued any dividends on Buyer Common Stock that shall have a record date and payment date on or after the Effective Time and before surrender. All payments in respect of shares of Lexington Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to those securities.

               (e) In case of any lost, stolen, or destroyed Certificate, the holder thereof may be required, as a condition precedent to the delivery to the holder of the consideration described in Section 2.1, and in accordance with Section 167 of the Delaware Law, to deliver to Buyer a bond in such reasonable sum as Buyer may direct as indemnity against any claim that may be made against the Exchange Agent, Buyer, or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen, or destroyed.

               (f) After the Effective Time, there shall be no transfers on the books of the Surviving Corporation of the shares of Lexington Common Stock that were outstanding immediately before the Effective Time. If, after the Effective Time, Certificates are presented to Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration described in Section 2.1. After the Effective Time, the shares of Lexington Common Stock shall be delisted from the Nasdaq National Market System.

               (g) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Lexington for one year after the Effective Time shall be returned to Buyer, upon demand, and any holder of Lexington Common Stock who has not theretofore complied with this Section 2.2 shall thereafter look only to Buyer for issuance of the Merger Consideration to which the holder has become entitled under Section 2.1; provided, however, that neither the Exchange Agent nor any party to this Agreement shall be liable to a holder of shares of Lexington Common Stock for any amount required to be paid to a public official or public entity under any applicable abandoned-property, escheat, or similar law.

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

                                  ARTICLE III

                  Representations and Warranties of Lexington

          3.1 General. Lexington represents and warrants to Buyer and Merger Sub that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Lexington to Buyer on the date of this Agreement (the "Lexington Disclosure Schedule"). Notwithstanding any other provision of this Agreement, each exception set forth in the Lexington Disclosure Schedule shall be deemed to qualify each representation and warranty set forth in this Agreement (i) that is specifically identified (by cross-reference or otherwise) in the Lexington Disclosure Schedule as being qualified by such exception, or (ii) with respect to which the relevance of such exception is apparent on the face of the disclosure of such exception set forth in the Lexington Disclosure Schedule. As used throughout this agreement with respect to any person, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all changes or effects that have occurred before the determination of the occurrence of the Material Adverse Effect, has had or is reasonably likely to have a material adverse effect on the business, financial condition, or results of operations of the person and its subsidiaries taken as a whole; provided, however, that Material Adverse Effect with respect to any person shall not include any change in or effect upon the business, financial condition, or results of operations of such person or any of its subsidiaries directly or indirectly arising out of or attributable to (a) conditions, events, or circumstances generally affecting the U.S. economy as a whole, (b) conditions, events, or circumstances generally affecting the mutual fund industry as a whole (including regulatory and legal), or (c) any decreases in Lexington Mutual Fund Assets Under Management. It is further understood that any decrease in the market price of shares of Lexington Common Stock or Buyer Common Stock shall not be relevant to a determination of whether a Material Adverse Effect has occurred.

          3.2  Representations and Warranties.

          (a)  Organization, Standing, Qualification.

                    (1) Each of Lexington and its subsidiaries (which, for purposes of this Article includes Troika Dialog Lexington Partners (BVI) Ltd. ("TDLPL")) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of Lexington and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated, or leased by it, or the nature of its business, makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect on Lexington. The Lexington Disclosure Schedule sets forth a list of all of Lexington's subsidiaries and their state of incorporation; except as so set forth and except for securities held solely for investment purposes, Lexington does not directly or indirectly own any capital stock of, or other equity interest in, any person. Copies of the charter and bylaws (or similar organizational documents) of Lexington and each subsidiary of Lexington have been made available to Buyer and are complete and correct as of the date hereof.

                    (2) Each of Lexington Management Corporation and Lexington Market Systems Research Advisors, Inc. ("MSR") is and has been duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and under Applicable Law (as defined in Section 4.2(f)). The Lexington Disclosure Schedule lists the jurisdictions in which Lexington Management Corporation or MSR is registered as an investment adviser. Each such registration is in full force and effect. Other than the jurisdictions set forth in the Lexington Disclosure Schedule for Lexington Management Corporation or MSR, neither Lexington nor its subsidiaries is required to be registered as an investment adviser in any jurisdiction.

                    (3) Lexington Funds Distributor, Inc. ("Lexington Distributor") is and has been duly registered as a broker-dealer under the Securities Exchange Act of 1934 and under other Applicable Law. The Lexington Disclosure Schedule lists the jurisdictions in which Lexington Distributor is registered as a broker-dealer. Each such registration is in full force and effect. Other than the jurisdictions set forth in the Lexington Disclosure Schedule, Lexington Distributor is not required to be registered as a broker-dealer in any other jurisdiction. Lexington Distributor is a member in good standing and has all licenses and authorizations in self-regulatory or trade organizations or registered clearing agencies, required to permit the operation of its business as presently conducted, except where such failure would not have a Material Adverse Effect on Lexington.

                    (4) TDLPL has all requisite licenses and other registrations necessary for it to manage the assets of the Troika Dialog Lexington Eurasia Fund.

               (b) Capitalization. The authorized capital stock of Lexington consists of 15 million shares of Lexington Common Stock, of which, as of the close of business on February 28, 2000, 4,505,038 shares were issued and outstanding, and 5 million shares of preferred stock, $.01 par value, none of which are outstanding. The authorized capital stock of MSR consists of 1,000 shares of common stock, $.01 par value. All of the issued and outstanding shares of capital stock of Lexington and the capital stock or other equity interests of each of its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not granted in violation of any statutory preemptive rights. There are no outstanding subscriptions, options, warrants, calls, or other agreements or commitments under which Lexington or any subsidiary is or may become obligated to issue, sell, transfer, or otherwise dispose of, or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity interests in, Lexington or any subsidiary, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity interests, except for options to purchase up to an aggregate of 437,100 shares of Lexington Common Stock, as of the close of business on February 28, 2000 at an average exercise price of $5.51 and as set forth in the Lexington Disclosure Schedule. There are no stock appreciation rights, phantom stock rights, or, performance shares outstanding issued by Lexington with respect to Lexington or any of its subsidiaries. Lexington owns, directly or indirectly, all of the issued and outstanding shares of each class of capital stock of each of its subsidiaries which is wholly owned, and the number of shares of capital stock or equity interests set forth on the Lexington Disclosure Schedule of each subsidiary which is not wholly owned, in each case free and clear of all liens, security interests, pledges, charges, and other encumbrances. There are no agreements or understandings to which Lexington or any of its subsidiaries is a party with respect to the capital stock of Lexington or its subsidiaries.

               (c) Authorization and Execution. Lexington has the corporate power and authority to execute and deliver this Agreement and, subject to approval by the stockholders of a majority of the outstanding shares of Lexington Common Stock, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Lexington have been duly authorized by the Board of Directors of Lexington, and no further corporate action of Lexington, other than the approval of its stockholders, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Lexington and, assuming the accuracy of the representations and warranties of Buyer set forth in
          Section 5.2(c), this Agreement constitutes the legal, valid, and binding obligation of Lexington, enforceable against Lexington in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

               (d) No Conflicts. Neither the execution and delivery of this Agreement by Lexington, nor the consummation by Lexington of the transactions contemplated hereby will:

                    (1) conflict with or result in a breach of the charter, bylaws, or similar organizational documents, as currently in effect, of Lexington or any of its subsidiaries;

                    (2) require any filing with, or consent or approval of, any government, state, or political subdivision thereof, entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including the Securities and Exchange Commission (the "SEC") and any other government authority, agency, department, board, commission, or instrumentality of the United States, any State of the United States, or any political subdivision thereof, any court, tribunal, or arbitrator of competent jurisdiction, or any governmental or nongovernmental self-regulatory organization, agency, or authority (including the Nasdaq National Market and the National Association of Securities Dealers, Inc. (the "NASD")) (each, a "Governmental Authority") having jurisdiction over any of the businesses or assets of Lexington or any of its subsidiaries, except for (A) compliance with the requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (B) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents reflecting the occurrence of the Merger with the relevant authorities of the other states in which Lexington is licensed or qualified to do business; (C) the consents, approvals, filings, and notices required under the 1940 Act and the Advisers Act; (D) any consents, approvals, filings, or notices required with the NASD or any industry self-regulatory organizations; (E) the filing with the SEC of the Proxy Statement/Prospectus (as defined in Section 5.2(e)) and compliance with any other applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (F) such other filings, consents, or approvals the failure of which to make or obtain would not reasonably be expected to prevent consummation of the Merger or to have a Material Adverse Effect on Lexington;

                    (3) subject to the exceptions contained in, and assuming compliance with, clauses (A) through (F) of subsection (d)(2) above, violate any Applicable Law applicable to Lexington or any of its subsidiaries; or

                    (4) result in a material breach of, or constitute a material default or an event that, with the passage of time or the giving of notice, or both, would constitute a material default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require the consent of any third party, or result in the creation of any material lien on the assets of Lexington or any of its subsidiaries under, any Material Contract (as defined in Section 3.2(j)).

               (e)  SEC Reports and Financial Statements.

                    (1) Since December 13, 1995, Lexington and its subsidiaries have filed all material reports, registration statements, Forms ADV, Forms BD and other filings, together with any material amendments required to be made with respect thereto, that it has been required to file with any relevant Governmental Authority under federal and state securities laws, including the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act. All reports, registration statements, and other filings (including all exhibits, notes, and schedules thereto and all documents incorporated by reference therein) filed by Lexington or its subsidiaries with the SEC on or after December 13, 1995, together with any amendments thereto, are collectively referred to as the "Lexington SEC Reports." As of: (A) with respect to all of the Lexington SEC Reports other than registration statements filed under the Securities Act, the respective dates of their filing with the SEC; and (B) with respect to all registration statements filed under the Securities Act, their respective effective dates, the Lexington SEC Reports complied in all material respects with the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. Since its inception in June 1998, TDLPL has filed all reports, registration statements, and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with any relevant Governmental Authority under U.S. federal and state securities laws and under foreign law.

                    (2) The consolidated financial statements (including any related notes or schedules) included in Lexington's 1998 Annual Report on Form 10-K, as filed with the SEC, were prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), except as may be noted therein or in the notes or schedules thereto, and fairly present in all material respects the consolidated financial position of Lexington and its subsidiaries (except to the extent that TDLPL is not consolidated) as of December 31, 1997 and 1998 and the consolidated results of their operations and cash flows for each of the three years in the three-year period ended December 31, 1998.

                    (3) The audited consolidated financial statements of Lexington and its subsidiaries as of and for the year ended December 31, 1999 when delivered will be consistent in all material respects with the unaudited consolidated financial statements of Lexington and its subsidiaries as of and for December 31, 1999 that were previously delivered to Buyer.

               (f) Proxy Statement. The information supplied by Lexington for inclusion in the Proxy Statement (as defined in Section 5.2(e)), as of the date of the Proxy Statement/Prospectus and as of the date of the meeting of Lexington's stockholders to consider this Agreement and the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (g) Absence of Certain Changes or Events. Except as disclosed in any Lexington SEC Report, from December 31, 1998 to the date of this Agreement, Lexington and its subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practices, and neither Lexington nor any of its subsidiaries has:

                    (1) split, combined, or reclassified any shares of its capital stock or made any other changes in its equity capital structure;

                    (2) purchased, redeemed, or otherwise acquired, directly or indirectly, any shares of its equity securities or any options, rights, or warrants to purchase equity securities or any securities convertible into equity securities;

                    (3) declared or paid any dividends on or made any other distributions (whether in cash, stock, or property) in respect of shares of its capital stock, or split, combined, or reclassified any of its capital stock, or issued or authorized the issuance of any other securities in respect of, in lieu of, or in substitution for shares of capital stock of such entity;

                    (4) issued, delivered, or sold any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants, or options to acquire, or other agreements or commitments of any character obligating it to issue, any such shares or other convertible securities (other than the grant of options to employees in a manner consistent with past practices under the Lexington Incentive Plan, and the issuance of shares upon the exercise of such options);

                    (5) incurred, assumed, or guaranteed any indebtedness for money borrowed, other than intercompany indebtedness, other than that incurred under currently existing debt instruments;

                    (6) changed or modified in any material respect any existing accounting method, principle, or practice, other than as required by GAAP;

                    (7) suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event (other than changes in general industry, economic, or market conditions), which would have a Material Adverse Effect on Lexington; or

                    (8) except for this Agreement, entered into any commitment to do any of the foregoing.

               (h)  Tax Matters.

                    (1) Lexington and its subsidiaries have timely filed (or received appropriate extensions for) all material federal, state, local, and foreign tax returns ("Tax Returns") required to be filed by them with respect to income, gross receipts, withholding, social security, unemployment, payroll, franchise, excise, use, premium, and other taxes of whatever kind ("Taxes"), and have paid all Taxes shown on those Tax Returns to the extent they have become due. Lexington's Tax Returns are accurate and complete in all material respects.

                    (2) No Tax Returns filed by Lexington or any of its subsidiaries are the subject of pending audits. Neither Lexington nor any of its subsidiaries has received, before the date of this Agreement, a notice of deficiency or assessment of additional material Taxes that remains unresolved. Neither Lexington nor any of its subsidiaries has extended the period for assessment or payment of any Tax, which extension has not since expired.

                    (3) Lexington and its subsidiaries have withheld and paid over to the appropriate Governmental Authorities all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, except for any such Taxes that are immaterial in amount.

                    (4) Neither Lexington nor any of its subsidiaries has been a member of an affiliated group (as defined in Section 1504 of the Code) filing a consolidated federal income tax return for any tax year since January 1, 1992 other than a group the common parent of which was Lexington (the "Lexington Consolidated Group").

                    (5) Neither Lexington nor any of its subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

                    (6) Lexington has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                    (7) Neither Lexington nor any of its subsidiaries is a party to any Tax allocation or sharing agreement, except among members of the Lexington Consolidated Group.

                    (8) Neither Lexington nor any of its subsidiaries is subject to a Tax lien on any of its property or assets, except for current liens for Taxes not yet due.

                    (9) Lexington has delivered or made available to Buyer true and complete copies of all requested federal, state, local, and foreign income tax returns with respect to Lexington and its subsidiaries.

                    (10) Neither Lexington nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payment that is not deductible under Code Section 280G.

                    (11) The reserve for Taxes set forth on the financial
               statements of Lexington contained in Lexington's most recent Annual Report on Form 10-K is adequate for the payment of all material Taxes through the date thereof and no material Taxes have been incurred after December 31, 1998 that were not incurred in the ordinary course of business.

                    (12) The 1995 spin-off transaction involving Lexington
               resulted in such federal tax consequences as are consistent with the statements as to such matters set forth in the Information Statement dated November 30, 1995 relating thereto.

               (i)  Properties.

                    (1) Lexington owns no real property. The Lexington Disclosure Schedule sets forth a true and complete list of all real property leased by Lexington or any of its subsidiaries and the name of the lessor, the date of the lease, and each amendment thereto and the aggregate annual rental or other fee payable under the lease. All such leases are enforceable in accordance with their respective terms, and there is not, under any such lease, any existing material default or event of default by Lexington (or event which with notice or lapse of time, or both, would constitute a default and in respect of which Lexington has not taken adequate steps to prevent the default from occurring).

                    (2) Lexington has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal, and mixed, used in its business, free and clear of any mortgages, liens, pledges, charges, restrictions, encroachments, rights of third parties, or other encumbrances of any kind, except for (A) liens for current Taxes not yet due and payable, (B) inchoate mechanic's, warehousemen's, materialmen's, or similar liens or rights arising in the ordinary course of business, (C) liens, encumbrances, restrictions, encroachments, and easements, all with respect to tangible properties that were not incurred with the borrowing of money or the obtaining of advances or credit and that do not materially detract the value of or materially interfere with the present use of the property subject thereto or effected thereby, or otherwise materially impair present business operations at such properties, and (D) existing mortgages, liens, and encumbrances disclosed in the Lexington SEC Reports.

                    (j) Material Contracts. Except as disclosed in any Lexington SEC Report, as of the date hereof, neither Lexington nor any of its subsidiaries is a party to or bound by any written or oral contract:

                    (1) with respect to the employment of any directors, officers, or employees, other than noncompetition and confidentiality agreements with such persons and contracts terminable by Lexington upon no more than 60 days' notice without penalty;

                    (2) that is a "material contract" (as is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement;

                    (3) that, after the Effective Time, will materially restrict the conduct of any line of business by Lexington or its subsidiaries or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which it may lawfully engage;

                    (4) with a labor union (including any collective bargaining agreement); or

                    (5) except as required by the Lexington Incentive Plan (including any stock option plan, stock appreciation rights plan, restricted stock plan, or stock purchase plan) and the Lexington Senior Management Severance Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any stockholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          All of the foregoing are collectively called "Material Contracts." To the extent Material Contracts are evidenced by documents, true and complete copies thereof have been delivered or made available to Buyer. The Lexington Disclosure Schedule sets forth a true and complete description of the material terms of each Material Contract that has not been reduced to writing. Each Material Contract is in full force and effect. Neither Lexington nor any of its subsidiaries nor, to the knowledge of Lexington, any other party is in material breach of or in material default under any of the Material Contracts.

               (k) Intellectual Property. Lexington and its subsidiaries own or possess adequate licenses or other valid rights to use (without the making of any payment to others, other than licenses for commercially available software and payments under agreements disclosed in the Lexington Disclosure Schedule, or the obligation to grant rights to others in exchange) all of the material patents, trademarks, trade names, service marks, domain names, and copyrights, and all registrations and applications for any of the foregoing (collectively, "Proprietary Rights") necessary to the conduct of its business in the manner in which it is presently being conducted. As of the date of this Agreement, neither Lexington nor any of its subsidiaries has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or Governmental Authority. There is, to the knowledge of

          Lexington, no material existing infringement, misuse, or misappropriation of any Proprietary Rights by others. From December 13, 1995 to the date of this Agreement, neither Lexington nor any of its subsidiaries has received any written notice alleging that the operation of the business of Lexington or any of its subsidiaries infringes in any material respect upon the intellectual property rights of others. The consummation of the Merger and the other transactions contemplated by this Agreement will not result in the loss by Lexington of any rights to use computer and telecommunications software including source and object code and documentation and any other media (including manuals, journals, and reference books) that is material to the operation of its business substantially as currently conducted.

               (l) Litigation. No litigation, arbitration, or administrative proceeding (1) is pending or, to the knowledge of Lexington, threatened against Lexington or any of its subsidiaries as of the date of this Agreement that, if decided adversely to Lexington or such subsidiary, would have a Material Adverse Effect on Lexington, or (2) is pending or, to the knowledge of Lexington, threatened against Lexington or any of its subsidiaries as of the date of this Agreement that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither Lexington nor any of its subsidiaries is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order, or decree of any Governmental Authority.

               (m) Permits; Compliance with Laws. Each of Lexington and its subsidiaries has all material licenses, franchises, permits, and other authorizations of Governmental Authorities necessary to conduct its business, and neither Lexington nor any of its subsidiaries is in violation of any such license, franchise, permit, or other authorization of a Governmental Authority or any Applicable Law, except where such failure or violation would not have a Material Adverse Effect on Lexington.

               (n) No Brokers or Finders. Except for Putnam, Lovell, de Guardiola & Thornton Inc., Lexington has not engaged any investment banker, broker, or finder in connection with the transactions contemplated hereby.

               (o)  Retirement and Benefit Plans; Employees.

                    (1) Each employee pension benefit plan ("Pension Plan"), as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each employee welfare benefit plan ("Welfare Plan"), as defined in Section 3 of ERISA, and each deferred compensation, bonus, incentive, stock incentive, option, stock purchase, severance, or other employee benefit plan, agreement, commitment, or arrangement ("Benefit Plan"), that is currently maintained by Lexington or any of its ERISA Affiliates (as defined in clause (9) below) or to which Lexington or any of its ERISA Affiliates currently contributes or is under any current obligation to contribute (collectively, the "Lexington Employee Plans" and individually, an "Lexington Employee Plan") is listed in the Lexington Disclosure Schedule and, to the extent any Lexington Employee Plan is evidenced by documents, insurance policies, or manuals, true and complete copies thereof have been delivered to Buyer, including copies of any trust agreement or other funding contract with respect to any Lexington Employee Plan. In addition, copies of the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, copies of the most recent actuarial report for each Pension Plan, where applicable, and copies of the annual report (Form 5500 Series) required to be filed with any Governmental Authority with respect to each Pension Plan and each Welfare Plan, for the three most recent plan years of such plan for which reports have been filed, have been delivered to Buyer. In addition, copies of all material employee communications (including summary plan descriptions and employee manuals) with respect to each Lexington Employee Plan have been delivered to Buyer.

                    (2) Each of Lexington and its ERISA Affiliates has made on a timely basis all contributions or payments required to be made by it under the terms of the Lexington Employee Plans, ERISA, the Code, or other applicable laws.

                    (3) No Lexington Employee Plan has an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA). Each Lexington Employee Plan that is intended to be qualified under Section 401(c) of the Code is the subject of a currently effective favorable IRS determination letter as to such Plan's qualification under Section 401(a) of the Code.

                    (4) Neither Lexington nor any of its ERISA Affiliates has maintained, contributed to or otherwise had any obligation with respect to any "multiemployer plan" (as defined in Section 3 of ERISA) within the past six years.

                    (5) To the best of Lexington's knowledge, each Lexington Employee Plan (and any related trust or other funding instrument) is being administered in all material respects in compliance with its terms, and in both form and operation, is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other laws and regulations (other than adoption of any plan amendments for which the deadline has not yet expired), and all reports required to be filed with any Governmental Authority with respect to each Pension Plan and each Welfare Plan required to be listed on the Lexington Disclosure Schedule have in all material respects been timely filed.

                    (6) There is no litigation, arbitration, or administrative proceeding pending or, to the knowledge of Lexington, threatened against Lexington or any of its ERISA Affiliates or, to the knowledge of Lexington, any plan fiduciary by the Internal Revenue Service, the U.S. Department of Labor, the PBGC, or any participant or beneficiary with respect to any Lexington Employee Plan. To the best of Lexington's knowledge, neither Lexington nor any of its ERISA Affiliates nor, to the knowledge of Lexington, any plan fiduciary of any Pension Plan or Welfare Plan required to be listed on the Disclosure Schedule has engaged in any transaction in violation of Section 406(a) or (b) of ERISA for which an exemption does not exist under Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which an exemption does not exist under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any material excise tax or penalty imposed by the Code or ERISA with respect to any Lexington Employee Plan.

                    (7) Lexington or its ERISA Affiliates have the right to terminate or amend any Lexington Employee Plan (including any group health plan covering retirees or other former employees) or discontinue contributions to any Lexington Employee Plan without incurring any liability other than a benefit liability accrued under such plan immediately before termination, amendment, or discontinuance of contributions.

                    (8) No Lexington Employee Plan is maintained outside the United States.

                    (9) For purposes of this Section 3.2(o), the term "ERISA Affiliate" means any entity which is under "common control" with Lexington (within the meaning of Section 4001(b) of ERISA).

                    (10) Neither the execution and delivery of this Agreement
               nor the consummation of the Merger will by itself (A) result in any payment (including severance, unemployment compensation, excess parachute payment (within the meaning of Section 280G of the Code), forgiveness of indebtedness, or otherwise) becoming due to any director or any employee of Lexington or any ERISA Affiliate from Lexington or any ERISA Affiliate under any Lexington Employee Plans or otherwise, (B) increase any benefits otherwise payable under any Lexington Employee Plan, or (C) result in any acceleration of the time of payment or vesting of any such benefits.

               (p)  Environmental Matters.

                    (1)  For purposes of this Section 3.2(p):

                         (A) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 32 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act, 32 U.S.C. (S) 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1201 et seq., the Clean Water Act, 33 U.S.C. (S) 1321 et seq., the Clean Air Act, 32 U.S.C. (S) 7301 et seq., and any other federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health, natural resources, or the environment; and

                         (B) "Hazardous Substance" means any pollutant, contaminant, hazardous substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance, or material listed or identified in or regulated by any Environmental Law.

                    (2) No Hazardous Substances have been spilled, discharged, leaked, emitted, injected, disposed of, dumped, or released by Lexington or any of its subsidiaries or, to the knowledge of Lexington, any other person on, beneath, above, or into the environment surrounding any of the real property currently or formerly leased by Lexington or any of its subsidiaries in such a way as to create any unpaid liability of Lexington or any of its subsidiaries under any applicable Environmental Law, that would have a Material Adverse Effect on Lexington.

               (q) Labor Matters. Lexington has no knowledge, as of the date of this Agreement, of any activities or proceedings of any labor union to organize any of its or its subsidiaries' employees.

               (r) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Lexington Common Stock is the only vote of the holders of any class or series of capital stock of Lexington necessary to approve this Agreement and the Merger.

               (s) Anti-Takeover Provisions. No restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested stockholder," or other anti-takeover statute or regulation or any restrictive effect of any applicable anti-takeover provision in Lexington's Certificate of Incorporation or Bylaws is, or at the Effective Time will be, applicable to the Merger or the other transactions contemplated hereby.

               (t) Insurance Coverage. Lexington and its subsidiaries have in effect insurance coverage with reputable insurers or are self-insured, which in respect of amounts, premiums, types, and risks insured, constitutes reasonably adequate coverage against all risks customarily insured by companies and their subsidiaries comparable in size and industry to Lexington and its subsidiaries. All of the insurance policies and bonds of Lexington and its subsidiaries are listed in the Lexington Disclosure Schedule. Each such insurance policy or bond in full force and effect and none of Lexington or any of its subsidiaries has received notice or any other indication from any insurer or agent of any intent to cancel any such insurance policy or bond.

               (u) Management Agreements. The Lexington Disclosure Schedule sets forth a true and complete list of each of the portfolio management agreements and investment advisory or management agreements (collectively, the "Management Agreements") related to Lexington's (or a subsidiary's) rendering investment advisory services to any client other than a U.S.-registered investment company for which Lexington or a subsidiary serves as investment adviser (but not sub-adviser), distributor or sponsor (but including investment companies for which Lexington or a subsidiary serves solely as a sub-adviser and including the Troika Dialog Lexington Eurasia Fund) ("Private Accounts"). Each such Management Agreement is currently in full force and effect and has been performed by Lexington (or its subsidiaries) in accordance with all Applicable Laws. No material default or condition or event that, after notice or lapse of time or both, would constitute a material default on the part of Lexington or any of its subsidiaries or, to the knowledge of Lexington, on the part of the other parties to such Management Agreements, exists under any of those agreements, and each Private Account has, during the term of the pertinent Management Agreement, been managed in all material respects consistent with the investment goals and restrictions specified in the Management Agreement.

               (v) Voting Agreements. The Board of Directors of Lexington has approved a voting agreement (a "Voting Agreement"), in substantially the form of Exhibit A, which voting agreement shall be executed by the parties set forth on Schedule 3.2(v).

                                  ARTICLE IV

        Representations and Warranties Relating to the Lexington Funds

          4.1 General. Lexington represents and warrants to Buyer and Merger Sub that the statements contained in this Article IV are true and correct, except as set forth in the Lexington Disclosure Schedule.

          4.2  Representations and Warranties.

               (a) No Prohibitions. To the knowledge of Lexington, neither Lexington or any of its subsidiaries nor any person associated (as such term is construed under Section 3(18) of the Exchange Act or
          Section 202(a)(17) of the Advisers Act) with those companies has committed any act (1) enumerated in, or that may subject it to the provisions of, Section 15(b)(4) of the Exchange Act, Section 203(e) of the Advisers Act or Rule 206(4)-4(b) promulgated thereunder, or
          Section 9 of the 1940 Act, or (2) that would result in a "yes" answer to any question contained in Item 22 of Form U-4 (Uniform Application for Securities Industry Registration or Transfer) or the equivalent item of any successor form or of any non-uniform state form, to the extent that such act would result in a Material Adverse Effect on Lexington.

               (b) Organization of the Funds. Each of the Lexington Funds (sometimes collectively referred to as the "Lexington Fund Family") is a registered investment company (a "Registrant"), or a series of a Registrant, organized as a Maryland corporation, or a Massachusetts business trust, or a New York grantor trust, duly formed and validly existing, and with respect to Lexington Funds that are Maryland corporations and Massachusetts business trusts, in good standing under the law of its jurisdiction of organization. The Lexington Disclosure Schedule sets forth a true, complete, and correct list, as of the date hereof, of each of the Registrants and any series thereof, and whether any of Lexington, Lexington Management Corporation, or any other subsidiary of Lexington acts as investment adviser, broker-dealer, or sponsor for the Registrant. Each Lexington Fund for which any affiliate of Lexington will act in such capacities after the Effective Time is so indicated in the Lexington Disclosure Schedule. Each Lexington Fund has the requisite power and authority to carry on its business as it is now being conducted.

               (c) Capitalization of the Lexington Funds. All issued and outstanding shares of common stock and shares or units of beneficial interest of each Lexington Fund (collectively, "Fund Shares") are, and at the Effective Time will be, and all of the authorized but unissued Fund Shares of each Lexington Fund will be, when issued for the consideration described in the current registration statement relating to that Lexington Fund, duly and legally issued and outstanding, fully paid, and non-assessable (or in the case of a Massachusetts business trust, non-assessable by the Lexington Fund). All of the issued and outstanding Fund Shares will, at the Effective Time, be held of record by the persons and in the names and amounts set forth in the records of State Street Bank and Trust Company, Inc., the transfer agent of the Lexington Funds. No Lexington Fund has outstanding any options, warrants, or other rights to subscribe for or purchase any of its shares, nor is there outstanding any security convertible into Fund Shares.

               (d) Financial Statements of the Lexington Funds. Lexington has furnished to Buyer true and complete copies of the audited statements of assets and liabilities (including the notes thereto) of each Lexington Fund as of the two most recent fiscal/calendar years, the related audited statements of operations and changes in net assets for the three most recent fiscal/calendar years, and the related audited schedules of portfolio investments for the two most recent fiscal/calendar years. Lexington also has furnished to Buyer true and complete copies of the unaudited statement of assets and liabilities (including the notes thereto) of each Lexington Fund as of the most recent semi-annual period (June 30, 1999 for the Lexington Funds using a calendar year), and the related unaudited statements of operations and changes in net assets for such semiannual period.

               (e) Accuracy of Financial Statements. The audited and unaudited financial statements of each Lexington Fund referred to in Section 4.2(d) present in all material respects the financial position and results of operations of the Lexington Fund at the dates and for the periods to which they relate and have been prepared in accordance with GAAP subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes. The audited financial statements of each Lexington Fund have been certified by that Lexington Fund's independent accounting firm.

               (f) Compliance With Applicable Law. Each Lexington Fund is an open-end management investment company or a unit investment trust registered under the 1940 Act. Each Lexington Fund is in compliance, and at all times since a Lexington subsidiary has served as investment adviser or sponsor has been in compliance, in all material respects with each federal or state statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline, or other requirement (including those of the Nasdaq National Market or the NASD) promulgated by a Governmental Authority (collectively, "Applicable Law") applicable to any Lexington Fund, except, in each case, for any failure to so comply that would have a Material Adverse Effect on the applicable Lexington Fund. The shares of each Lexington Fund are registered in each jurisdiction in the United States where such registration is required due to the offer or sale of such shares in the jurisdiction, and those registrations have not been revoked, withdrawn, or suspended in any way. The sale of shares in each Lexington Fund is currently authorized in each of the United States and the District of Columbia. Lexington has furnished to Buyer copies of each Registrant's current post-effective amendment to its registration statement as most recently filed with the SEC together with copies of each Registrant's charter, bylaws, and trust instruments, as the case may be. The current prospectus and related registration statement, including the current statement of additional information, for each of the Registrants (copies of which have been delivered to Buyer) conform in all material respects to the applicable requirements of the Securities Act, the 1940 Act, and the rules and regulations of the SEC thereunder, as well as the applicable requirements of the various state securities laws, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (g) No Conflicts. Neither the execution and delivery of this Agreement by Lexington, nor the consummation by Lexington of the transactions contemplated hereby will:

                    (1) conflict with or result in a breach of the charter, bylaws, or similar organizational documents, as currently in effect, of any of the Registrants;

                    (2) require any filing with, or consent or approval of, any Governmental Authority having jurisdiction over any of the businesses or assets of any of the Registrants, except for the consents, approvals, filings, and notices required under the 1940 Act;

                    (3) violate any statute, law, ordinance, rule, or regulation applicable to a Registrant or any injunction, judgment, order, writ, or decree to which a Registrant has been specifically identified as subject that would have a Material Adverse Effect on such Lexington Fund; or

                    (4) result in a breach of, or constitute a default or an event that, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require the consent of any third party, or result in the creation of any lien on the assets of a Registrant under, any contract of the type referred to in Section 4.2(l) other than contracts subject to Section 12(b) or Section 15 of the 1940 Act, except such breaches, defaults, terminations, cancellations, accelerations, entitlements, absences of consents, or liens that would not have a Material Adverse Effect on such Lexington Fund.

               (h) Adherence to Investment Policies and Restrictions. Investments held by each of the Lexington Funds that are open-end management investment companies are, and for so long as each Lexington Fund has been advised by a Lexington subsidiary have been, consistent with the investment policies and restrictions applicable to the applicable Lexington Fund. Investments held by each of the Lexington Funds that are unit investment trusts are, for so long as a Lexington subsidiary has served as sponsor to the unit trust, consistent with the prospectus, as amended, for the unit trust. The value of each Lexington Fund's net assets is determined using portfolio-valuation methods that comply in all material respects with the 1940 Act.

               (i) Litigation. There are no legal or governmental actions or proceedings pending or, to the knowledge of Lexington, threatened against any of the Lexington Funds; nor, to the knowledge of Lexington, are there any legal or governmental investigations pending or threatened against any of the Lexington Funds; nor is there any judgment, decree, injunction, rule, order (or, to the knowledge of Lexington, any investigation) of any Governmental Authority outstanding against any of the Lexington Funds. Neither the SEC, the NASD, nor any other regulatory agency has identified any material issue in any deficiency letter or other similar inquiry relating to a Lexington Fund or its operations, nor is there any unresolved violation, criticism, or exception by any such regulatory agency or authority therewith that would in any such case have a Material Adverse Effect on any such Lexington Fund.

               (j) Required Reports. For so long as a Lexington subsidiary has served as investment adviser, each of the Lexington Funds has filed all material prospectuses, annual information forms, financial statements, other forms, reports, sales literature, and advertising, and any other material documents required to be filed with applicable Governmental Authorities, and any material amendments thereto (the "Reports"). The Reports have been prepared in accordance with the requirements of Applicable Law in all material respects.

               (k) Taxes. Each Lexington Fund that is registered as an open-end management investment company has elected to qualify and, for all taxable years that a Lexington subsidiary served as investment adviser and with respect to which the applicable statute of limitations (including any extensions) has not expired ("open taxable years"), has continuously qualified to be treated as a "regulated investment company" under Subchapter M of the Code and has continuously been eligible to compute, and has for each such taxable year computed, its federal income tax under Section 852 of the Code and has no earnings and profits accumulated in any taxable year. Each Lexington Fund that is a registered unit investment trust is, and has been for all taxable years that a Lexington subsidiary has served as a sponsor, a "trust" (as defined in Treas. Reg. 301.7701-4) that is subject to subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code. At the Effective Time, all federal, state, local and foreign tax returns with respect to Taxes for any taxable period for which the applicable statute of limitations (including any extensions) has not expired and during which a Lexington subsidiary has served as investment adviser that were or are required to be filed on or before such date by or on behalf of a Lexington Fund ("Fund Tax Returns") were or shall have been timely filed and were or shall be complete and correct, and all federal and other Taxes, including interest, penalties, and additions to tax, shown or required to be shown as due on such returns, shall have been paid or provided for. No such Fund Tax Return or other filing is currently under audit, no assessment has been asserted with respect to such Fund Tax Returns or other filings, and no requests for waivers of the time to make any such assessment are pending. None of the Lexington Funds is delinquent in the payment of any material Tax, assessment, or governmental charge.

               (l) Contracts. The Lexington Disclosure Schedule lists all material contracts, including all agreements and arrangements for the distribution of shares, to which a Lexington Fund is a party or by which a Lexington Fund or its property is bound, other than contracts for the purchase or sale of portfolio securities entered into in the ordinary course of business. Each contract subject to Section 12(b) or 15 of the 1940 Act has been duly approved at all times in compliance in all material respects with Section 12(b) or 15 of the 1940 Act and all other Applicable Laws. Each such contract is currently in full force and effect and has been performed by the relevant entity in accordance with the 1940 Act and all other Applicable Laws. No material default or condition or event that, after notice or lapse of time or both, would constitute a material default on the part of Lexington or any of its subsidiaries or, to the knowledge of Lexington, on the part of the other parties to such advisory and sub-advisory agreements, exists under any of those material contracts. Any agreements between Lexington or any of its subsidiaries and the Lexington Funds that are open-end management investment companies for the provision of administrative services, including accounting and shareholder services, are valid and enforceable, and the amounts paid to Lexington and/or its subsidiaries under the agreements have been properly determined in accordance with the terms of the agreements. Copies of all such material contracts have been delivered or made available for inspection by Buyer and are true and complete.

               (m) No Material Adverse Changes. Since December 31, 1998 no Material Adverse Effect has occurred with respect to any Lexington Fund or the status of any Lexington Fund as a regulated investment company under the Code.

               (n) Books. The books and records of each Lexington Fund reflecting, among other things, the investment transactions undertaken on behalf of each Lexington Fund, the purchase and sale of shares of that Lexington Fund by its holders of common stock or shares or units of beneficial interests (collectively, "Fund Stockholders"), the number of issued and outstanding Lexington Fund shares owned by each Fund Stockholder, and the state or other jurisdiction in which those shares were offered and sold, are, to the knowledge of Lexington, complete and accurate in all material respects.

               (o) Absence of Undisclosed Liabilities. Each Lexington Fund has, to the knowledge of Lexington, no material debts, obligations, or liabilities, whether due or to become due, absolute, contingent, or otherwise, that are required to be reflected in that Lexington Fund's financial statements in accordance with GAAP that are not so reflected except for debts, obligations, or liabilities incurred in the ordinary course of business since the date of the Lexington Fund's most recent audited or unaudited financial statements or that would not be material to the applicable Lexington Fund.

               (p) No Pending Transaction. No Lexington Fund is a party to or bound by any agreement, undertaking, or commitment (1) to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other person, (2) to sell, lease, or exchange all or substantially all of its property and assets to any other person, or (3) to enter into any investment advisory agreement or distribution agreement.

               (q) Proxy Statements. All proxy statements to be prepared for use by the Lexington Funds in connection with the transactions contemplated by this Agreement will, with respect to information provided by Lexington, any of its subsidiaries, or a Lexington Fund, not contain any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (r) Code of Ethics. Lexington Management Corporation, MSR and each of the Lexington Funds have adopted a formal code of ethics and a written policy regarding personal trading. Such codes and policies comply in all materials respects with Section 17(j) of the 1940 Act, Rule 17j-1 thereunder, and Section 204A of the Advisers Act, as the case may be. To the knowledge of Lexington, for so long as a Lexington Fund has been advised or sponsored by a Lexington subsidiary, there has been no violation of its code of ethics and personal trading policy that would be material to any of the Lexington Funds.

               (s) No Disqualification. To the knowledge of Lexington, no person "associated" (as defined under the Advisers Act) with Lexington Management Corporation or MSR has, for a period of five years before the date hereof, been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension, or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act. To the knowledge of Lexington, no "affiliated person" (as defined under the 1940 Act) of Lexington Management Corporation or MSR has during a period of five years before the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for disqualification as an investment adviser for any investment company under Section 9(a) of the 1940 Act, and there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension, or revocation.

               (t) Insurance. Each Registrant has in full force and effect such insurance as is required by the 1940 Act and each Registrant that is registered as an open-end management investment company has directors' and officers' and errors and omissions insurance policies issued in amounts reasonably believed to be adequate and appropriate by the Registrant's Board. No Registrant is in default under any such insurance policy. Complete and correct copies of all insurance policies of the Registrants have been made available to Buyer. All premiums that are due and payable under such policies have been paid.


                                   ARTICLE V

            Representations and Warranties of Buyer and Merger Sub

     5.1 General. Buyer and Merger Sub jointly and severally represent and warrant to Lexington that the statements contained in this Article V are true and correct, except as set forth in the disclosure schedule delivered by Buyer to Lexington on or before the date of this Agreement (the "Buyer Disclosure Schedule"). Notwithstanding any other provision of this Agreement, each exception set forth in the Buyer Disclosure Schedule shall be deemed to qualify each representation and warranty set forth in this Agreement (i) that is specifically identified (by cross-reference or otherwise) in the Buyer Disclosure Schedule as being qualified by such exception, or (ii) with respect to which the relevance of such exception is apparent on the face of the disclosure of such exception set forth in the Buyer Disclosure Schedule.

     5.2  Representations and Warranties.

                    (a) Organization, Standing, Qualification. Each of Buyer and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of Buyer and Merger Sub is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated, or leased by it, or the nature of its business, makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect on Buyer. Copies of the certificate of incorporation and bylaws of Buyer and Merger Sub have been made available to Lexington and are complete and correct as of the date hereof.

                    (b) Capitalization. The authorized capital stock of Buyer consists of 200 million shares of Buyer Common Stock, of which, as of the close of business on February 25, 2000, 88,344,229 shares were issued and outstanding, and seven million shares of preferred stock, none of which are outstanding. As of February 25, 2000, Buyer has reserved for issuance six million shares of Series A Junior Participating Preferred Stock issuable under the Amended and Restated Rights Agreement, dated as of February 11, 1999, between Buyer and Norwest Bank Minnesota, National Association (the "Buyer Rights Agreement"). Under the Buyer Rights Agreement, each outstanding share of Buyer Common Stock has attached to it certain rights ("Buyer Right"), including rights to purchase, under certain circumstances, one-twentieth of a share of Series A Junior Participating Preferred Stock of Buyer for $100, subject to adjustment. The authorized capital stock of Merger Sub consists of 5,166,667 shares of common stock and 1,750 shares of preferred stock, all of which are outstanding and held by Buyer. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were not granted in violation of any statutory preemptive rights. There are no outstanding subscriptions, options, warrants, calls, or other agreements or commitments under which Buyer is or may become obligated to issue, sell, transfer, or otherwise dispose of or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity interests in, Buyer and there are no outstanding securities issued by Buyer convertible into or exchangeable for any Buyer Common Stock, except for options to purchase up to an aggregate of 8,229,385 shares of Buyer Common Stock, as of February 25, 2000. There are no stock appreciation rights, phantom stock rights, or performance shares outstanding with respect to Buyer. Buyer owns, directly or indirectly, all of the issued and outstanding shares of each class of capital stock of each of its subsidiaries, free and clear of all liens, security interests, pledges, charges, and other encumbrances.

                    (c) Authorization and Execution Each of Buyer and Merger Sub has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Buyer and Merger Sub have been duly authorized by the Boards of Directors of Buyer and Merger Sub, and no further corporate action of either Buyer or Merger Sub is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and Merger Sub and, assuming the accuracy of the representations and warranties of Lexington set forth in Section 3.2(c), this Agreement constitutes the legal, valid, and binding obligation of Buyer and Merger Sub, enforceable against them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

         (d) No Conflicts. Neither the execution and delivery of this Agreement by Buyer and Merger Sub, nor the consummation by them of the transactions contemplated hereby will:

                    (1) conflict with or result in a breach of the certificate of incorporation or bylaws, as currently in effect, of Buyer or Merger Sub;

                    (2) require any filing with, or consent or approval of, any Governmental Authority having jurisdiction over any of the businesses or assets of Buyer, Merger Sub, or any of their subsidiaries, except for (A) compliance with the filing requirements under the HSR Act; (B) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents reflecting the occurrence of the Merger with the relevant authorities of other states in which Buyer or Merger Sub is licensed or qualified to do business; (C) the consents, approvals, filings, and notices required under the 1940 Act and the Advisers Act; (D) any consents, approvals, filings, or notices required with the NASD or any industry self-regulatory organizations; and (E) the filing of the Proxy Statement/Prospectus and any other compliance with the applicable requirements of the Exchange Act; (F) such filings and approvals as are required to be made or obtained under the securities or "blue sky" laws of various states; and (G) such other filings, consents or, approvals the failure to make or obtain would not reasonably be expected to prevent consummation of the Merger or have a Material Adverse Effect on Buyer;

                    (3) subject to the exceptions of and assuming compliance with clauses (A) through (G) of subsection (d)(2) above, violate any Applicable Law applicable to Buyer or Merger Sub; or

                    (4) result in a material breach of, or constitute a material default or an event that, with the passage of time or the giving of notice, or both, would constitute a material default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit or require the consent of any third party under, any contract that is a "material contract" (as is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement.

               (e) Proxy Statement. The information supplied by Buyer and Merger Sub for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Buyer in connection with the Merger for the purpose of registering the shares of Buyer Common Stock to be issued in connection with the Merger and the resale thereof by persons who may be deemed to be underwriters under Rule 145 of the Securities Act (the "Registration Statement") or (b) the proxy statement to be distributed in connection with Lexington's meeting of stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the

         Registration Statement, the "Proxy Statement/Prospectus") will, in the case of the Proxy Statement, as of the date of the Proxy Statement and as of the date of the meeting of Lexington's stockholders to consider this Agreement and the Merger, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meeting of the stockholders of Lexington, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus will, as of its effective date, comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Buyer or Merger Sub with respect to information supplied by Lexington for inclusion therein. Buyer is qualified to use Form S-3 under the Securities Act.

               (f)  SEC Reports and Financial Statements.

                    (1) Since December 31, 1995, Buyer has filed all reports, registration statements, and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and Exchange Act. All reports, registration statements, and other filings (including all exhibits, notes, and schedules thereto and documents incorporated by reference therein) filed by Buyer with the SEC on or after January 1, 1996, together with any amendments thereto are collectively referred to as the "Buyer SEC Reports." As of: (A) with respect to all of the Buyer SEC Reports other than registration statements filed under the Securities Act, the respective dates of their filing with the SEC; and (B) with respect to all registration statements filed under the Securities Act, their respective effective dates, the Buyer SEC Reports complied in all material respects with the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to made the statements made therein not misleading.

                    (2) The consolidated financial statements (including any related notes or schedules) included in Buyer's 1998 Annual Report on Form 10-K, as filed with the SEC, were prepared in accordance with GAAP (except as may be noted therein or in the notes or schedules thereto) and fairly present in all material respects the consolidated financial position of Buyer and its subsidiaries as of December 31, 1997 and 1998 and the consolidated results of their operations and cash flows for each of the three years in the three-year period ended December 31, 1998.

               (g) Litigation. No litigation, arbitration, or administrative proceeding is (i) pending or, to the knowledge of Buyer, threatened against Buyer, its subsidiaries or Merger Sub as of the date of this Agreement that, if decided adversely to Buyer, its subsidiaries or Merger Sub, would have a Material Adverse Effect on Buyer, or (ii) pending or, to the knowledge of Buyer, threatened against Buyer, its subsidiaries, or Merger Sub as of the date of this Agreement that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither Buyer, its subsidiaries, nor Merger

         Sub is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order, or decree of any Governmental Authority that seeks to enjoin or otherwise challenges or affects the ability of the Buyer to consummate the transactions contemplated by this Agreement.

               (h) Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Reports, from December 31, 1998 to the date of this Agreement, Buyer and its subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practices.

               (i) No Material Adverse Effect. From December 31, 1998 to the date of this Agreement, there has been no business interruption, damage to or destruction of its properties, or other incident, occurrence, or event (other than changes in general industry, economic, or market conditions), which would have a Material Adverse Effect on Buyer.

               (j) Permits; Compliance with Laws. Each of Buyer and Merger Sub has all material licenses, franchises, permits, and other authorizations of Governmental Authorities necessary to conduct its business, and neither Buyer nor Merger Sub is in violation of any such license, franchise, permit, or other authorization of a Governmental Authority, or any statute, law, ordinance, rule, or regulation applicable to it or any of its properties, except where such failure would not have a Material Adverse Effect on Buyer.

               (k) No Brokers or Finders. Neither Buyer nor Merger Sub has engaged any investment banker, broker, or finder in connection with the transactions contemplated hereby.

               (l) No Disqualification. To the knowledge of Buyer, no person "associated" (as defined under the Advisers Act) with Merger Sub has, for a period of five years before the date hereof, been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension, or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act. To the knowledge of Buyer, no "affiliated person" (as defined under the 1940 Act) of Merger Sub has during a period of five years before the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for disqualification as an investment adviser for any investment company under Section 9(a) of the 1940 Act, and there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension, or revocation.

                                  ARTICLE VI

                   Covenants Relating to the Lexington Funds

     6.1 Requisite Approvals Concerning the Lexington Funds. With respect to each Lexington Fund, and pursuant to the provisions of Section 15 of the 1940 Act, Section 12 of the 1940 Act and Rule 12b-1 thereunder, and each Registrant's charter, bylaws, and/or trust instruments, each of Lexington and its subsidiaries, Buyer, and Merger Sub will use its respective reasonable best efforts in good faith to obtain (and cooperate with one another in obtaining), as promptly as practicable, the approval of the Registrant's Board of Directors, if the Registrant is a corporation, or Board of Trustees, if the Registrant is a business trust (as used in this Agreement, the term "Board," when used with respect to a Registrant, means the Board of Directors or the Board of Trustees, as the case may be) of each Registrant in the Lexington Fund Family and of the stockholders, as required by Section 15 or, to the extent necessary, Rule 12b-1, of new investment advisory, sub-advisory, administrative, and distribution agreements and agreements related to plans for each Lexington Fund identical in all respects to those in effect immediately before the Effective Time which will be effective immediately after the Effective Time, except for any changes approved by Buyer and approved by the applicable Board. With respect to each Lexington Fund that is registered as a unit investment trust, each of Lexington and its subsidiaries, Buyer and Merger Sub will use its respective reasonable best efforts in good faith to assign to a person designated by Buyer any agreement under which Lexington or a subsidiary serve as sponsor, or for Buyer or such designated person to replace Lexington or its subsidiary as such sponsor, and to obtain the consent of the trustee of the unit trust to such action.

     6.2 Termination of Existing Advisory, Sub-Advisory, and Distribution Arrangements. Each of Lexington and its subsidiaries and Buyer and Merger Sub shall use its respective reasonable best efforts to cause the Board of each Registrant to take, and Lexington and its subsidiaries will take, all necessary and appropriate actions to provide written notice of termination in connection with the change in control and resulting assignment, as of the Effective Time, pursuant to the requirements of each existing advisory, sub-advisory, administrative, and distribution agreement applicable to each such Fund, each such termination to be effective as of the Effective Time, except for any changes approved by Buyer and approved by the applicable Board.

     6.3 Information Regarding the Lexington Funds. With respect to each Registrant, Buyer shall provide as promptly as practicable to the Board of each Registrant, with copies to Lexington, all information as the Board shall reasonably request, in accordance with its responsibilities under Sections 15 of the 1940 Act, to evaluate the terms of the proposed advisory and any sub-advisory agreements relating to the Lexington Funds. Further, with respect to each Registrant, Buyer also shall provide to the respective Board, with copies to Lexington, all information requested to approve the terms of the distribution agreement and to permit preparation of proxy materials or prospectuses, as the case may be, to be sent to the stockholders of each Registrant for the special meeting of stockholders referred in Section 7.6(b).

     6.4 Access to Information Regarding the Lexington Funds. Upon reasonable notice, Lexington shall (and shall cause its subsidiaries and the Lexington Funds to) afford to the officers, employees, accountants, counsel, and other representatives of Buyer, reasonable access, during normal business hours, to all its properties, books, contracts, commitments, and records and will cause its, its subsidiaries', and the Lexington Funds' employees, counsel, financial advisers, and auditors to cooperate with Buyer and its representatives in its investigation of the business of the Lexington Funds. Lexington shall (and shall cause its subsidiaries and the Lexington Funds to) furnish promptly to Buyer a copy of each report, schedule, registration statement, and other document filed or received by it during such period under the requirements of securities laws and all other information concerning its business, properties, and personnel as Buyer or its representatives may reasonably request. Buyer's investigations shall be conducted in a manner as not to unreasonably interfere with the operations of the Lexington Funds, and Buyer will take reasonable precautions to protect the confidentiality of any information of the Lexington Funds disclosed to such persons during the investigation. No information or knowledge obtained in any investigation under this Section 6.4 shall be deemed to modify a representation or warranty contained in this Agreement or the conditions to the obligation of Buyer to consummate the Merger.

     6.5 The Registrants' Registration Statements. Lexington and Buyer will cooperate with each other and each will endeavor in good faith to cause each Registrant to file a revised prospectus or a post-effective amendment to that Registrant's registration statement on Form N-1A or S-6, which revised prospectus or amendment shall reflect changes as necessary in that Registrant's affairs as a consequence of the transactions contemplated by this Agreement, and shall cooperate with one another in causing each Registrant to make any other filing necessary to satisfy disclosure requirements to enable the public distribution of the shares of beneficial interest of that Registrant to continue unabated after the Closing.

     6.6 Operations of the Lexington Funds. Lexington shall, or shall cause its applicable subsidiaries to, (a) inform Buyer weekly of purchases and sales transactions of each Lexington Fund and provide weekly summaries of portfolio positions (no earlier than five business days from those transactions); (b) supply to Buyer unaudited financial statements of each Lexington Fund monthly;
(c) otherwise conduct its activities as investment adviser to each Lexington Fund in the ordinary course of business consistent with past practice; and (d) provide Buyer with weekly sales and redemption reports.

     6.7 Undertakings Related to Section 15(f) of the 1940 Act. Buyer and Lexington agree that neither of them nor any of their affiliates has any express or implied understanding or arrangement that would impose an "unfair burden" (as defined in Section 15(f)(2)(B) of the 1940 Act) on any of the Lexington Funds or would in any way interfere with Lexington's reliance on Section 15(f) of the 1940 Act as a result of the transactions contemplated by this Agreement. The parties agree to use their respective reasonable best efforts to comply and to cause the respective Boards to comply with the provisions of Section 15(f) of the 1940 Act. Compliance with Section 15(f) shall include the following requirements for the minimum time periods specified in that section:

          (a) for a period of three years after the Effective Time, at least 75% of the members of the Board of each Registrant involved, or any successor Board by reorganization or otherwise, shall not be "interested persons" (as defined in the 1940 Act) of the predecessor or new investment adviser or sub-adviser;

          (b) for a period of two years after the Effective Time, no unfair burden shall be imposed on a Lexington Fund (or any successor thereto by any reorganization or otherwise) or its stockholders; provided that it is understood that any payments or amounts received by Lexington or its affiliates in connection with the transaction contemplated hereunder and as specified hereunder shall not be deemed to violate Buyer's and its affiliates' compliance with the unfair-burden provisions of Section 15(f); and

          (c) all vacancies on the Board of each Lexington Fund (other than vacancies created by the death, disqualification, or resignation of any Board member interested in Buyer, Lexington, or any of its affiliates or otherwise to be filled by such a person) shall be filled by a person who is not an interested person of the predecessor or new investment advisor and who has been selected and proposed for election by a majority of the Board members who are not interested persons of the predecessor or new investment advisor.

      6.8 Continued Qualification. Lexington shall use its reasonable best efforts to ensure that no Registrant takes any action that (a) would prevent any Lexington Fund from qualifying as a "regulated investment company" under Section 851 of the Code or (b) would be inconsistent with each Lexington Fund's prospectus and other offering, advertising, and marketing materials.

                                  ARTICLE VII

                       Covenants Relating to the Parties

      7.1 Business Operations of Lexington. Lexington agrees as to itself and its subsidiaries (except to the extent that Buyer otherwise consents (not to be unreasonably withheld or delayed) in writing or as contemplated by this Agreement), to carry on its business in the usual and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over those debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, to keep available the services of its present officers and key employees and preserve its material relationships with clients, customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, and generally to preserve its goodwill and ongoing businesses. Except as expressly stated in this Agreement, Lexington may not (and may not permit any of its subsidiaries to), without the prior written consent of Buyer (not to be unreasonably withheld or delayed):

          (a) accelerate, amend, or change the period of exercisability of options, performance shares, or restricted stock granted under any stock plan or authorize cash payments in exchange for any awards granted under any of those plans, except as required by the terms of those plans or any related agreements or other arrangements in effect as of the date hereof,

          (b) transfer or license to any person or entity or otherwise extend, amend, or modify any of its Proprietary Rights;

               (c) declare or pay any dividends on or make any other distributions (whether in cash, stock, or property) in respect of shares of its capital stock, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of capital stock, or purchase, redeem, or otherwise acquire, or propose to purchase, redeem, or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any capital stock or any securities convertible into or exchangeable for capital stock;

               (d) issue, deliver, or sell or authorize or propose the issuance, delivery, or sale of any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants, or options to acquire, or other agreements or commitments of any character obligating it to issue, any such shares or other convertible securities (other than the grant of options to employees in a manner consistent with past practices and under the Lexington Incentive Plan, and the issuance of shares upon the exercise of options that were either outstanding as of the date hereof or were granted after the date hereof in compliance with this Section 7.1(d));

               (e) acquire (whether by merger, consolidation, acquisition of stock or assets, or otherwise) any corporation, partnership, or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of Lexington and its subsidiaries, taken as a whole, other than the joint venture described on Schedule 7.1(e);

               (f) sell, lease, license, or otherwise dispose of any of its properties or assets that are material, individually or in the aggregate, to the business of Lexington and its subsidiaries, taken as a whole;

               (g) (1) other than as described on Schedule 7.1(g), increase the compensation or benefits payable or to become payable to its directors, officers, or employees, except for increases for non-executive-level employees in the ordinary course of business; (2) enter into any employment or severance agreements with any person; (3) grant any severance or termination pay to, except under agreements or policies disclosed in the Lexington Disclosure Schedule, or enter into any employment or severance agreement with, any employee, except severance agreements in accordance with the policies disclosed in the Lexington Disclosure Schedule; (4) enter into any collective bargaining agreement; (5) establish or, except as required by applicable law, amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, or other plan, trust, fund, policy, or arrangement for the benefit of any directors, officers, employees, or consultants; or (6) establish any new executive-officer employee position;

               (h) (1) revalue any of its assets, other than revaluations that are required in accordance with GAAP or in the ordinary course of business; or (2) change or modify in any material respect any existing accounting method, principle, or practice, other than as required by GAAP;

               (i) incur any indebtedness for borrowed money or guarantee or assume any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Lexington or any of its subsidiaries or guarantee any debt securities of others, or voluntary prepay any outstanding indebtedness (provided that this Section 7.1(i) does not preclude intercompany indebtedness, guaranties, or assumptions);

               (j) amend or propose to amend its charter, bylaws, or similar organizational documents;

               (k) make any capital expenditure or commitment other than as described on Schedule 7.1(k) or for which it is not contractually bound at the date hereof, except for capital expenditures and commitments not to exceed $300,000 in total;

               (l) enter into any new Material Contract (other than in the ordinary course of business), or modify in any respect materially adverse to Lexington or any of its subsidiaries any existing Material Contract;

               (m) other than as described on Schedule 7.1(m), engage in the business of selling any products or services materially different from existing products and services, or enter into new lines of business;

               (n) enter into, terminate, or amend (1) any agreement under which it agrees to indemnify any party on behalf of its business or under which it agrees to refrain from competing with any party with respect to its business or (2) any investment advisory, sub-advisory, management, distribution, marketing, custody, or other service agreements relating to the Lexington Funds, except for selling agreements; or

               (o)  agree to take any of the actions described in subsections
         (a) through (n) above, or take or agree to take any action that is reasonably likely to make any of Lexington's representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the Effective Time.

         7.2 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, Buyer, Merger Sub, and Lexington shall confer on a regular and frequent basis with one or more representatives of the other parties to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other parties and their counsel with copies of all filings made by the party with any Governmental Authority in connection with this Agreement, the Merger, and the transactions contemplated hereby.

         7.3 Access to Information. Upon reasonable notice, Lexington shall (and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel, and other representatives of Buyer, reasonable access, during normal business hours, to all its properties, books, contracts, commitments, and records and will instruct its, and its subsidiaries', employees, counsel, financial advisers, and auditors to cooperate with Buyer and its representatives in its investigation of the business of Lexington and its subsidiaries. Lexington shall (and shall cause its subsidiaries to) furnish promptly to Buyer (a) a copy of each report, schedule, registration statement, and other document filed or received by it during such period under the requirements of securities laws and (b) all other information concerning its business, properties, and personnel as Buyer or its representatives may reasonably request. Buyer's investigations shall be conducted in a manner as not to unreasonably interfere with the operations of Lexington and its subsidiaries, and Buyer will take reasonable precautions to protect the confidentiality of any information of Lexington and its subsidiaries disclosed to such persons during the investigation. No information or knowledge obtained in any investigation under this Section 7.3 shall be deemed to modify a representation or warranty contained in this Agreement or the conditions to the obligation of Buyer to consummate the Merger.

     7.4  No Solicitation.

          (a) Lexington may not, directly or indirectly, through any officer, director, employee, representative, or agent of Lexington or any of its subsidiaries:

               (1) seek, encourage, initiate, or solicit any inquiries, proposals, or offers from any person or group to acquire any shares of capital stock (including by way of a tender offer, but nothing shall prohibit customary calls with analysts consistent with past practice in respect of Lexington results) of it, any of its subsidiaries, or any of the Lexington Funds, to merge or consolidate with it, any of its subsidiaries, or any Lexington Fund, or to otherwise acquire any significant portion of the assets of it, any of its subsidiaries, or the Lexington Funds, or similar transaction involving Lexington, any of its subsidiaries, or the Lexington Funds, other than the transactions contemplated by this Agreement (any of the foregoing inquiries, proposals, or offers being an "Acquisition Proposal");

               (2) engage in negotiations or discussions concerning an Acquisition Proposal with any person or group or disclose or provide any non-public information relating to the business of Lexington, any of its subsidiaries, or any Lexington Fund, or afford access to the properties, books, or records of Lexington, any of its subsidiaries, or any Lexington Fund to any person or group that the party has reason to believe may be considering an Acquisition Proposal; or

               (3)  agree to, approve, or recommend any Acquisition Proposal.

          (b) Any violation of the restrictions set forth in Section 7.4(a) by any director or officer of Lexington or any of its subsidiaries or any of Lexington or its subsidiaries' financial advisers, attorneys, accountants, or other representatives, acting on behalf of Lexington or its subsidiaries, shall be deemed a violation of Section 7.4(a) by Lexington.

          (c) Nothing contained in Section 7.4(a), however, prevents Lexington from (1) authorizing any of its officers, financial advisers, attorneys, accountants, or other representatives to furnish non-public information or access to, or to enter into discussions or negotiations with, any person in connection with a bona fide Acquisition Proposal by such person that has not been solicited after the date hereof, or recommending to its stockholders a bona fide written Acquisition Proposal that has not been solicited after the date hereof, if, and only to the extent that, (A) the Board of Directors of Lexington determines in good faith that such action is necessary for it to comply with its fiduciary duties to stockholders under Delaware law, (B) before furnishing such non-public information to, or entering into discussions or negotiations with, such person, the Board of Directors receives from such person an executed confidentiality agreement on terms no less favorable to Lexington than those contained in the Confidentiality Agreement discussed in Section 7.14, (C) the Board of Directors determines in good faith that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal (as defined in Section 7.4(d)), and (D) the Acquisition Proposal did not result from a breach of Section 7.4(a), or (2) complying with Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal; provided, however, that the foregoing clause (2) shall not alter the covenants of Lexington set forth in clause (3) of Section 7.4(a).

          (d) For purposes of this Agreement, "Superior Proposal" means an Acquisition Proposal that the Board of Directors of Lexington determines in its good faith judgment to be more favorable to its stockholders than the Merger and for which financing, to the extent required, is committed or, in the good faith judgment of the Board of Directors, is reasonably capable of being obtained by the third party.

          (e) Lexington shall immediately cease and cause to be terminated any activities, discussions, or negotiations, existing on the date hereof, with any person with respect to any Acquisition Proposal, and will promptly request that each such person return or destroy all confidential information previously produced to that person by Lexington or its subsidiaries.

          (f) Lexington shall immediately notify Buyer upon receipt by it or its advisers of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books, or records thereof by any person that informs Lexington that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the terms and conditions of the proposal, inquiry, or contact, but need not disclose the identity of the person making the Acquisition Proposal or the request. If Buyer is notified by Lexington of a Superior Proposal, then Buyer shall have five business days to make a counter proposal; provided, however, that neither the submission nor the failure to submit such a counter proposal shall affect Buyer's right to be paid a termination fee under Section 10.3.

     7.5 Proxy Statement; Board Recommendation. As promptly as practicable after the execution hereof, Buyer and Lexington shall jointly prepare the Proxy Statement, and Buyer shall prepare and file with the SEC as soon as practicable after the execution hereof the Registration Statement, in which the Proxy Statement will be included. Buyer shall use its best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. If at any time any event shall occur which should be set forth in an amendment of or supplement to the Registration Statement, Buyer shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. The Proxy Statement shall include the recommendation of the Board of Directors of Lexington in favor of this Agreement and the Merger; provided that the Board of Directors of Lexington may withdraw such recommendation if it determines that there exists a Superior Proposal and its Board of Directors determines that the withdrawal of the recommendation is necessary for the Board of Directors to comply with its fiduciary duties under the Delaware law.

     7.6 Stockholders' Meetings of Lexington and the Lexington Funds; Consents for Private Accounts.

          (a) Lexington shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Merger. The meeting of Lexington's stockholders shall be held to vote on this Agreement and the Merger regardless of whether the Board of Directors of Lexington determines at any time after the date hereof that this Agreement and the Merger are no longer advisable and recommends that the stockholders vote against this Agreement and the Merger. Subject to Section 7.5, Lexington shall use its reasonable best efforts to solicit from its stockholders proxies in favor of approval of this Agreement and the Merger.

          (b) Lexington will use and will cause its subsidiaries to use their reasonable best efforts to obtain, as promptly as reasonably practicable, the agreement of the Board of each Registrant to call a special meeting of stockholders to be held as promptly as reasonably practicable for the purpose of voting upon the approval of the advisory agreements to the extent consistent with its fiduciary duties under the 1940 Act, to recommend that shareholders approve such proposed advisory agreements.

          (c) With respect to each Private Account, Lexington and its subsidiaries, with the assistance of Buyer and Merger Sub, will each use its reasonable best efforts in good faith to obtain (and cooperate with one another in obtaining), as promptly as practicable, any consent required of each other party or of other required persons under any Management Agreement to the assignment of such Management Agreements before the Closing, including written consent where required under a Management Agreement.

     7.7 Legal Conditions to Merger. Each of Buyer, Merger Sub, and Lexington shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to the Merger (including furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Authorities) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each of Buyer and Lexington shall, and shall cause its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order, or approval of, or any exemption by, any Governmental Authority or other public third party, required to be obtained or made by Buyer, Lexington, or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Nothing in this Section 7.7, however, shall require Buyer or any of its subsidiaries, in connection with the receipt of any regulatory approval, to agree (a) to sell, discontinue, or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of it or any of its affiliates, or (b) to any conditions relating to, or changes or restriction in, the operations of any such assets or businesses that is reasonably likely to materially and adversely impact the economic or business benefits to Buyer and Merger Sub of transactions contemplated hereby.

     7.8  Stock Plans and Options.

          (a) At the Effective Time, the Lexington Options shall be assumed by Buyer. Each Lexington Option so assumed by Buyer under this Agreement shall continue to have, and be subject to, substantially the same terms and conditions as were applicable under the Lexington Incentive Plan and the documents governing such Lexington Option immediately before the Effective Time, except that (i) such Lexington Option will vest and become immediately exercisable to the extent set forth in the Lexington Incentive Plan and the documents governing such Lexington Option and (ii) each Lexington Option will be exercisable for that number of whole shares of Buyer Common Stock equal to the product of the number of shares of Lexington Common Stock that were issuable upon exercise of the option immediately before the Effective Time multiplied by the Option Ratio (as defined in Section 7.8(d)) and rounded down to the nearest whole number of shares of Buyer Common Stock, and the per-share exercise price for the shares of Buyer Common Stock issuable upon exercise of such assumed Lexington Option will be equal to the quotient determined by dividing the exercise price per share of Lexington Common Stock at which the option was exercisable immediately before the Effective Time by the Option Ratio, rounded up to the nearest whole cent. It is the intention of the parties that the Lexington Options so assumed by Buyer qualify following the Effective Time as "incentive stock options," as defined in Section 422 of the Code, to the extent such options qualified as incentive stock options immediately before the Effective Time.

          (b) At the Effective Time, each share of Lexington Restricted Stock as to which restrictions have not lapsed pursuant to the terms of the Lexington Incentive Plan and the documents governing the Lexington Restricted Stock shall continue to have, and be subject to, substantially the same terms and conditions as were applicable under the Lexington Incentive Plan and the documents governing such shares of Lexington Restricted Stock immediately before the Effective Time, except that there shall be substituted for the shares of Lexington Common Stock a number of shares of Buyer Common Stock equal to the product obtained by multiplying the number of shares of Lexington Restricted Stock by the Option Ratio, and rounding the result to the nearest whole number of shares of Buyer Common Stock. The resulting number will equal the number of shares of Buyer Restricted Stock, so that each share of Buyer Restricted Stock will represent the right to receive one share of Buyer Common Stock.

          (c) Buyer shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of all Lexington Options and the vesting of all Lexington Restricted Stock assumed in accordance with this Section 7.8. As soon as practicable after the Effective Time, Buyer shall file a registration statement on Form S-8 (or other applicable form) with respect to the shares of Buyer Common Stock subject to those options and restricted stock and shall use its best efforts to maintain the effectiveness of the registration statement for so long as those options and shares of restricted stock remain outstanding.

          (d) For purposes of this Agreement, the "Option Ratio" shall equal the quotient obtained by dividing (i) the Merger Consideration by (ii) the Buyer's Average Share Price.

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

     7.9 Consents. Lexington shall use all reasonable efforts to obtain all necessary third-party consents, waivers, and approvals under any of Lexington's material agreements, contracts, licenses, or leases to consummate the Merger and the transactions contemplated thereby.

     7.10 Tax-Free Reorganization. Buyer and Lexington shall each use all reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code (a "Reorganization"), including any mutually agreeable re-allocation of the Merger Consideration between the Share Consideration and the Cash Consideration that is reasonably necessary to obtain such treatment. To the extent permitted under applicable tax laws, the Merger shall be reported as a Reorganization in all federal, state and local Tax Returns filed after the Effective Time. If Buyer exercises its right to pay additional cash pursuant to the last sentence of Section 2.1(b) and solely as a result thereof Lexington and Buyer, based on the advice of tax counsel reasonably believe that the Merger will not be treated as a Reorganization, the Merger Consideration shall be increased by $3.5 million.

     7.11 NYSE Listing. Buyer shall cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, before the Closing Date.

     7.12 Payment of Transaction Expenses. Prior to the Closing Date, Lexington shall pay all of its fees and expenses incurred in, or arising from, the preparation and negotiation of this Agreement and the combination of the parties through consummation of the Merger and other transactions contemplated hereby, including termination of employment agreements, change-of-control and severance payments and fees and expenses of legal counsel, accountants, and financial advisers.

     7.13 Additional Agreements; Reasonable Efforts. Subject to the terms hereof, including Section 7.5, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement.

     7.14 Confidentiality Agreement. The Confidentiality Agreement between Buyer and Lexington dated January 24, 2000 shall remain in full force and effect until the Effective Time. Until the Effective Time, the parties shall comply with the terms of the Confidentiality Agreement.

     7.15 Amendment to Rights Agreement. Prior to the date hereof, the Board of Directors of Lexington has authorized an amendment to the Rights Agreement dated as of December 13, 1995 between Lexington and First Chicago Trust Company of New York (the "Lexington Rights Agreement") to provide that (a) Buyer will not become an "Acquiring Person" as a result of the consummation of the Merger or the execution of the Voting Agreement and related proxies, (b) no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Lexington Rights Agreement) will occur as a result of the consummation of the Merger or the execution of the Voting Agreement and related proxies, and (c) all outstanding rights issued and outstanding under the Lexington Rights Agreement will expire immediately before the Effective Time.

                                 ARTICLE VIII

                             Conditions Precedent

     8.1 Conditions to the Parties' Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger are subject to the satisfaction before the Closing of the following conditions, any of which may be waived, to the extent legally allowed, in writing, by mutual written consent of the parties:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved by the requisite vote of the stockholders of Lexington, as required by the Delaware Law and by any applicable provisions of Lexington's Certificate of Incorporation and Bylaws. The proposals to be acted upon at the special meetings of stockholders of the Lexington Funds discussed in Section 7.6(b) shall have received affirmative votes sufficient for their adoption by (i) Lexington Funds holding 90% of the net assets held by all Lexington Funds as reflected on the Revised Schedule 2.1(c) and (ii) all Lexington Funds except those Lexington Funds set forth on Schedule 8.1(a). The consents required under Section 7.6(c), if any, shall have been obtained from Private Accounts of institutional clients holding 90% of the net assets held by all such Private Accounts and from Private Accounts of all other clients holding 80% of the net assets held by all such Private Accounts, in each case as reflected on the Revised
     Schedule 2.1(c).

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c) Approvals. There shall have been obtained all permits, consents, and approvals of all Governmental Authorities of the type referred to in clauses (A), (B), (D), (E), and (F) of Section 3.2(d)(2).

          (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall have been issued, nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the Merger which makes the consummation of the Merger illegal.

          (e) The shares of Buyer Common Stock issuable in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

          (f) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities.

     8.2 Additional Conditions to the Obligations of Buyer and Merger Sub. The obligations of Buyer and Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing by Buyer and Merger Sub:

          (a) Representations and Warranties. The representations and warranties of Lexington contained in Articles III and IV hereof shall be true and correct in all material respects (provided that solely for the purposes of this Section 8.2(a), the term "in all material respects" shall not be deemed to further qualify any representation or warranty that by its terms is qualified by any materiality qualification) as of the date hereof and immediately before the Effective Time, with the same force and effect as if made as of the Effective Time, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of that date.

          (b) Performance of Obligations of Lexington. Lexington shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Closing Date.

          (c) No Material Adverse Change. Since the date hereof, no Material Adverse Effect with respect to Lexington or any of the Lexington Funds shall have occurred.

          (d) Officers' Certificate. Buyer shall have received a certificate signed on behalf of Lexington by the Chief Executive and Chief Financial Officers of Lexington confirming the satisfaction of subsections (a), (b), and (c) of this Section 8.2.

          (e) Legal Opinions. Buyer shall have received an opinion of Ballard Spahr Andrews & Ingersoll, LLP and Kramer Levin Naftallis and Frankel (or such other outside legal counsel selected by Lexington or the Registrants and reasonably acceptable to Buyer), each, special legal counsel to Lexington and/or the Lexington Funds, dated the Closing Date reasonably acceptable in form and substance to Buyer.

          (f) Dissenters' Rights. The number of Dissenting Shares shall not equal more than 5% of the total of the outstanding shares of Lexington Common Stock.

          (g) Certain Consents. Lexington shall have obtained in writing all consents, waivers, or approvals, necessary to provide that consummation of the Merger does not constitute a default under, or effect or give rise to a right of termination of, each of the Material Contracts identified by an asterisk in Part 3.2(d)(4) of the Lexington Disclosure Schedule.

          (h) Comfort Letter. Buyer shall have received "comfort" letters in customary form and substance reasonably satisfactory to Buyer from KPMG LLP, certified public accountants for Lexington, dated the date of the Proxy Statement, the effective date of the Registration Statement, and the Closing Date (or such other dates reasonably acceptable to Buyer) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues, and per-share amounts of net income.

          (i) Lexington Assets Under Management. The Adjustment Percentage shall be no less than 55%.

          (j) Closing Date Balance Sheet. Lexington shall have delivered to Buyer an unaudited pro forma balance sheet, dated the Closing Date, which shall present a positive book value for Lexington.

          (k) 1999 Financials. Lexington shall have delivered to Buyer its audited consolidated financial statements (including any related notes or schedules) as of and for the one-year period ended December 31, 1999.

          (l) Spin-off Tax Opinion. Lexington shall have delivered to Buyer an accurate copy of the opinion of Davis Polk & Wardwell regarding the tax-free status of the 1995 Lexington spin-off transaction.

     8.3 Additional Conditions to the Obligation of Lexington. The obligation of Lexington to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived in writing by Lexington:

          (a) Representations and Warranties. The representations and warranties of Buyer and Merger Sub contained in Article V hereof shall be true and correct in all material respects (provided that solely for the purposes of this Section 8.3(a), the term "in all material respects" shall not be deemed to further qualify any representation or warranty that by its terms is qualified by any materiality qualification) as of the date hereof, and immediately before the Effective Time, with the same force and effect as if made as of the Effective Time, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of that date.

          (b) Performance of Obligations of Buyer and Merger Sub. Buyer and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or before the Closing Date.

          (c) Officers' Certificate. Lexington shall have received a certificate signed on behalf of Buyer by a Senior Vice President of Buyer, and on behalf of Merger Sub by the President or any Vice President of Merger Sub, confirming the satisfaction of subsections (a) and (b) of this
     Section 8.3.

          (d) Legal Opinion. Lexington shall have received an opinion of Faegre & Benson LLP, legal counsel to Buyer, dated the Closing Date reasonably acceptable in form and substance to Lexington.

          (e) Tax Opinion. Lexington shall have received from Ballard Spahr Andrews & Ingersoll, LLP an opinion substantially to the effect that, on the basis of facts, representations and assumptions referenced in such opinion that are reasonably consistent with the state of facts existing at the Effective Time, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368 (a)(2)(D) of the Code, and that no gain or loss should be required to be recognized by a shareholder of

     Lexington to the extent such shareholder receives Buyer Common Stock in exchange for shares of Lexington Common Stock. In rendering such opinion, counsel may request and rely upon representations contained in certificates of officers of Lexington, Buyer and Merger Sub and the parties shall use their reasonable best efforts to make available such truthful certificates.

          (f) Comfort Letter. Lexington shall have received "comfort" letters in customary form and substance reasonably satisfactory to Lexington from Deloitte & Touche LLP, certified public accountants for Buyer and Merger Sub, dated the date of the Proxy Statement, the effective date of the Registration Statement and the Closing Date (or such other dates reasonably acceptable to Lexington) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income.

          (g) Employment Agreements. Merger Sub shall have executed employment agreements with terms set forth on Exhibit B-1 and B-2 and such other terms as agreed by the parties thereto with each of Richard Hisey (Exhibit B-1), Alfredo Viegas, Mustafa Zaidi, and Dennis Jamison (for all but Mr. Hisey, Exhibit B-2).

                                  ARTICLE IX

               Conduct and Transactions After the Effective Time

     9.1  Employee Matters.

          (a) From and after the Effective Time, the employee pension benefit plans, as defined in Section 3(2) of ERISA, and welfare and other benefit plans, programs, and arrangements in effect and sponsored by Lexington and/or all or any of its subsidiaries as of the Effective Time shall, subject to applicable law, the terms of this Agreement, and the terms of such plans, programs, and arrangements, remain in effect with respect to those individuals who are employees of Lexington and its subsidiaries until such time as the Surviving Corporation shall adopt new employee benefit plans and arrangements with respect to employees of the Surviving Corporation and its subsidiaries; provided, however, that for employees on Lexington's or its subsidiaries' payroll as of the Closing Date, such benefit plans and arrangements shall (1) contain no waiting period or pre-existing condition exclusions and (2) not be less favorable, in the aggregate, than the benefit plans and arrangements provided to similarly situated employees of Buyer. Buyer shall be responsible for perpetuating the group health plan continuation coverages pursuant to Section 4980B of the Code and Sections 601 through 609 of ERISA for all employees of Lexington as of the Closing Date and their eligible dependents.

          (b) From and after the Effective Time, for purposes of determining eligibility, vesting, any length of service requirements, waiting periods, or benefits based on length of service, and entitlement to vacation and severance benefits for employees employed by Lexington or any of its subsidiaries immediately before the Effective Time under any compensation, severance, welfare, pension, benefit, or savings plan of the Surviving

     Corporation or any of its affiliates in which such employees of Lexington and its subsidiaries were, or could reasonably expect to become, eligible to participate, service with Lexington or any of its subsidiaries shall be credited as if such service had been rendered to the Surviving Corporation or such affiliate; provided, however, that such service credit shall not operate to duplicate any benefit or the funding thereof.

     9.2 Indemnification. All rights to indemnification, expense advancement, and exculpation existing in favor of any present or former director, officer, employee, or agent of Lexington or any of its subsidiaries as provided in the charter, bylaws, or similar organizational documents of Lexington or any of its subsidiaries or by law as in effect on the date hereof shall survive the Merger and continue in full force and effect without amendment thereto for a period of at least six years after the Effective Time (or, if any relevant claim is asserted or made within that six-year period, until final disposition of the claim) with respect to matters occurring at or before the Effective Time, and no action taken during that period shall be deemed to diminish the obligations set forth in this Section 9.2. Further, the Surviving Corporation, by virtue of the Merger and without further action, shall assume as of the Effective Time all indemnification agreements of Lexington in effect as of the date hereof. Buyer hereby guarantees the performance of the covenants set forth in this Section
9.2. The provisions of this Section 9.2 are intended for the benefit of, and shall be enforceable by, directors, officers, and others entitled to indemnification hereunder and their respective heirs and personal representatives.

     9.3 Directors and Officers Liability Insurance. For a period of at least six years after the Effective Time, Buyer shall maintain in effect either (a) policies of directors' and officers' liability insurance providing at least the same coverage and amounts and containing terms and conditions that are no less advantageous in any material respect to the insured parties under such policies maintained by Lexington as of the date hereof with respect to claims arising from facts or events that occurred at or before the Effective Time (including consummation of the transactions contemplated by this Agreement), or (b) a run-off (that is, a "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance covering claims asserted within six years after the Effective Time arising from facts or events that occurred at or before the Effective Time (including consummation of the transactions contemplated by this Agreement); and such policies or endorsements shall name as insureds thereunder all present and former directors and officers of Lexington or any of its subsidiaries.

     9.4  Tax-Free Reorganization Covenants.

          (a) Following the Merger, the Surviving Corporation will, and Buyer will cause the Surviving Corporation to, continue the historic business of Lexington or use a significant portion of Lexington's business assets in a business.

          (b) Following the Merger, the Surviving Corporation will not issue, and Buyer will not cause the Surviving Corporation to issue, additional shares of stock of the Surviving Corporation that would result in Buyer losing "control" (within the meaning of Section 368(c) of the Code) of the Surviving Corporation.

          (c) Buyer has no plan or intention to reacquire any of its Common Stock issued in the Merger.

          (d) Buyer has no plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with and into another corporation; to sell or otherwise dispose of the stock of the Surviving Corporation or to cause the Surviving Corporation to sell or otherwise dispose of any of the assets of Lexington acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

                                   ARTICLE X

                                  Termination

     10.1 Generally. This Agreement may be terminated at any time before the Effective Time, whether before or after approval by the stockholders of
Lexington:

          (a)  by mutual written consent of Buyer, Merger Sub, and Lexington;

          (b) by Buyer and Merger Sub or by Lexington if the transactions contemplated hereby have not been consummated on or before December 31, 2000 (which date may be extended by mutual agreement of Buyer, Merger Sub, and Lexington), provided that such failure is not due to the failure of the party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement;

          (c) by Buyer and Merger Sub, if (1) any of the conditions set forth in Sections 8.1 or 8.2 shall become impossible to fulfill other than for reasons within the control of Buyer or Merger Sub, and such conditions shall not have been waived under Article VIII, or (2) the stockholders of Lexington fail to approve this Agreement and the Merger by the vote required by the Delaware Law and Lexington's Certificate of Incorporation and Bylaws at the first stockholders' meeting called for that purpose, including any adjournments thereof;

          (d)  by Lexington, if (1) any of the conditions set forth in Sections
     8.1 or 8.3 shall become impossible to fulfill other than for reasons within the control of Lexington, and such conditions shall not have been waived under Article VIII, or (2) the stockholders of Lexington fail to approve this Agreement and the Merger by the vote required by the Delaware Law and Lexington's Certificate of Incorporation and Bylaws at the first stockholders' meeting called for that purpose, including any adjournments thereof;

          (e) by Buyer and Merger Sub, if the Lexington Board of Directors withdraws or adversely modifies its recommendation to its stockholders of this Agreement and the Merger;

          (f) by Buyer and Merger Sub, if Lexington shall have (1) failed to observe or perform in any material respect any of its covenants set forth in this Agreement that cannot be or has not been cured within 30 days of the giving of written notice to Lexington of such failure or, (2) breached a representation or warranty contained in Article III or IV hereof, and such breach cannot be or has not been cured within 30 days of the giving of written notice to Lexington of such breach, and the condition set forth in
     Section 8.2(a) cannot be satisfied;

          (g) by Lexington, if Buyer or Merger Sub shall have (1) failed to observe or perform in any material respect any of its covenants set forth in this Agreement that cannot be or has not been cured within 30 days of the giving of written notice to Buyer of such failure or, (2) breached a representation or warranty contained in Article V hereof, and such breach cannot be or has not been cured within 30 days of the giving of written notice to Buyer of such breach, and the condition set forth in Section 8.3(a) cannot be satisfied.

     10.2 Procedure and Effect of Termination. Upon termination of this Agreement by Lexington or by Buyer and Merger Sub under Section 10.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties. If this Agreement is terminated as provided herein, no party shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 10.3 or to the extent the termination is the direct result of a willful and material breach by the party of a representation, warranty, or covenant contained in this Agreement.

     10.3 Expenses; Termination Fee.

          (a) All expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring the expenses.

          (b) If this Agreement is terminated by Buyer under Sections 10.1(c)(2) or (f), or by Lexington under Section 10.1(d)(2);

               (1) then Lexington shall, within five business days of termination, pay to Buyer an amount, not to exceed $450,000, equal to all reasonable out-of-pocket expenses (including fees and costs of attorneys and accountants) incurred by Buyer or Merger Sub in connection with the transactions contemplated by this Agreement; and

               (2) if, on or before the date that is one year after the date of termination, a Third-Party Transaction (as defined in subsection (e) below) is consummated, then Lexington shall, within five business days after the consummation of such Third-Party Transaction, pay to Buyer an additional $1.8 million.

          (c)  If this Agreement is terminated by Buyer under Section 10.1(e),

               (1) then Lexington shall, within five business days of termination, pay to Buyer $1.125 million; and

               (2) if, on or before the date that is one year after the date of termination, a Third-Party Transaction is consummated, then Lexington shall, within five business days after the consummation of such Third-Party Transaction, pay to Buyer an additional $1 million.

          (d) If this Agreement is terminated by Lexington under Section 10.1(g), then Buyer shall, within five business days of termination, pay to Lexington an amount, not to exceed $450,000, equal to all reasonable out-of-pocket expenses (including fees and costs of attorneys and accountants) incurred by Lexington in connection with the transactions contemplated by this Agreement.

          (e) As used in Sections 10.3(b) and (c), "Third-Party Transaction" means the occurrence of any of the following events: (1) the acquisition of Lexington by merger, consolidation, statutory share exchange, or other business combination transaction by any person other than Buyer, Merger Sub, or any affiliate thereof (a "Third Party"), in which the holders of shares of Lexington Common Stock do not, immediately after the transaction, directly or indirectly own more than 50% of the voting power of the capital stock of Lexington or the surviving corporation in substantially the same proportion as before the transaction; (2) the acquisition by any Third Party of 50% or more (in book value or market value) of the total assets of Lexington and its subsidiaries, taken as a whole; or (3) the acquisition by a Third Party of 50% or more of the outstanding shares of Lexington Common Stock, whether by tender offer, exchange offer, or otherwise.


          (f) This Section 10.3 shall survive termination of this Agreement for any reason for a period of 13 months thereafter.

                                  ARTICLE XI

                           Miscellaneous Provisions

     11.1 Termination of Representations and Warranties. The representations and warranties set forth in this Agreement (including those set forth in the Lexington Disclosure Schedule and the Buyer Disclosure Schedule) or in any certificate furnished under this Agreement shall not survive the Effective Time. The covenant of Buyer and Surviving Corporation contained in Section 9.4 shall survive until the fifth anniversary of the Effective Time. This Section 11.1 shall not limit any other covenant or agreement of the parties that, by its terms contemplates performance after the Effective Time.

     11.2 Amendment and Modification. To the extent permitted by applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of the parties at any time before the Effective Time with respect to any of the terms contained herein, except that after the special meeting of Lexington's stockholders to approve this Agreement and the Merger, the amount and form of the consideration payable in the Merger may not be altered without the approval of the stockholders of Lexington.

     11.3 Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement, or condition herein, to the extent legally allowed, may be waived in writing by the other, but any such waiver or failure to insist upon strict compliance with the obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, the consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.3.

     11.4 Press Releases and Public Announcements. No party may issue any press release or make any public announcement relating to the subject matter hereof without the prior written approval of the other parties, which may not be unreasonably withheld; provided, however, that each party may make any public disclosure it believes in good faith is required by applicable law, SEC regulations, or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will use its reasonable best efforts to consult with and advise the other parties regarding the form and content of the disclosure before making the disclosure).

     11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service or facsimile, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                   If to Buyer:

                                     ReliaStar Financial Corp.
                                     20 Washington Avenue South
                                     Minneapolis, MN 55401
                                     Attn: General Counsel
                                     Facsimile: (612) 342-3160

                   With a copy to:

                                     Faegre & Benson LLP
                                     2200 Norwest Center
                                     90 South Seventh Street
                                     Minneapolis, MN 55402
                                     Attn: Thomas G. Morgan
                                     Facsimile: (612) 336-3026

                   If to Merger Sub:

                                     Pilgrim Holdings Corporation
                                     Two Renaissance Square
                                     40 North Central Avenue, Suite 1200
                                     Phoenix, AZ 85004
                                     Attn: Robert W. Stallings
                                     Facsimile: (602) 417-8301

                   If to Lexington:

                                     Lexington Global Asset Manager, Inc.
                                     Park 80 West
                                     Plaza Two
                                     Saddle Brook, NJ 07663
                                     Attn: Robert M. DeMichele

                   With a copy to:

                                     Ballard Spahr Andrews & Ingersoll, LLP
                                     1735 Market Street, 51st Floor
                                     Philadelphia, PA 19103
                                     Attn: William H. Rheiner, Esquire

     11.6 Assignment. This Agreement and all of its provisions shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other parties. This Agreement is not intended to confer upon any other person except the parties any rights or remedies hereunder.

     11.7 Interpretation. As used in this Agreement, unless otherwise defined herein:

           (a)  "including" means "including without limitation";

           (b) "person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an incorporated organization, or a government or any department or agency thereof;

           (c) "affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act;

           (d) "business day" means any day other than a Saturday, Sunday, or a day that is a statutory holiday under the laws of the United States or the States of Minnesota or New Jersey;

           (e)  all dollar amounts are expressed in United States funds;

           (f) "to the knowledge of a party" or any similar phrase means the actual knowledge of one or more of the executive officers of the party; and

           (g) "subsidiary" of any specified corporation means, unless otherwise provided herein, any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by the corporation, including MSR with respect to Lexington.

     11.8 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to choice-of-law principles.

     11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.10 Headings; Internal References. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not affect the interpretation hereof.

     11.11 Entire Agreement. This Agreement, including the schedules and exhibits hereto, the Lexington Disclosure Schedule, the Buyer Disclosure Schedule, and the Confidentiality Agreement, embody the entire agreement and understanding of the parties in respect of the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to that subject matter. There are no restrictions, promises, representations, warranties (express or implied), covenants, or undertakings of the parties, other than those expressly set forth or referred to in this Agreement.

     11.12 Severability. If any provision hereof is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall continue in full force and effect and will in no way be affected or invalidated.

     11.13 Equitable Remedies. The parties agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled, to the fullest extent permitted by law, to an injunction restraining such breach, violation, or default or threatened breach, violation, or default and to any other equitable relief, including specific performance, without bond or other security being required.

     In witness whereof, Buyer, Merger Sub and Lexington have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                            ReliaStar Financial Corp.

                            By:
                            Title:

                            Pilgrim Holdings Corporation

                            By:
                            Title:

                            Lexington Global Asset Managers, Inc.

                            By:
                            Title:

                               Table of Contents

                                                                                                               Page
ARTICLE I  The Merger.........................................................................................   12
   1.1   Effective Time of the Merger.........................................................................   12
   1.2   Closing..............................................................................................   12
   1.3   Effects of the Merger................................................................................   12
   1.4   Certificate of Incorporation and Bylaws of the Surviving Corporation.................................   13
   1.5   Directors and Officers of the Surviving Corporation..................................................   13
ARTICLE II  Conversion of Securities..........................................................................   13
   2.1   Effect on Capital Stock..............................................................................   13
      (a)   Merger Consideration..............................................................................   13
      (b)   Adjustment of Merger Consideration Based on Buyer's Average Share Price...........................   14
      (c)   Adjustment to Merger Consideration Based on Assets Under Management...............................   14
      (d)   Lexington Stock...................................................................................   16
      (e)   Lexington Incentive Plans.........................................................................   17
      (f)   Capital Stock of Merger Sub.......................................................................   17
      (g)   Fractional Shares.................................................................................   17
      (h)   Buyer Stock.......................................................................................   17
      (i)   Election Procedures...............................................................................   17
   2.2   Exchange of Certificates.............................................................................   21
ARTICLE III  Representations and Warranties of Lexington......................................................   23
   3.1   General..............................................................................................   23
   3.2   Representations and Warranties.......................................................................   23
      (a)   Organization, Standing, Qualification.............................................................   23
      (b)   Capitalization....................................................................................   24
      (c)   Authorization and Execution.......................................................................   25
      (d)   No Conflicts......................................................................................   25
      (e)   SEC Reports and Financial Statements..............................................................   26
      (f)   Proxy Statement...................................................................................   27
      (g)   Absence of Certain Changes or Events..............................................................   27
      (h)   Tax Matters.......................................................................................   28
      (i)   Properties........................................................................................   29
      (j)   Material Contracts................................................................................   30
      (k)   Intellectual Property.............................................................................   30
      (l)   Litigation........................................................................................   31
      (m)   Permits; Compliance with Laws.....................................................................   31
      (n)   No Brokers or Finders.............................................................................   31
      (o)   Retirement and Benefit Plans; Employees...........................................................   31
      (p)   Environmental Matters.............................................................................   33
      (q)   Labor Matters.....................................................................................   34
      (r)   Vote Required.....................................................................................   34
      (s)   Anti-Takeover Provisions..........................................................................   34
      (u)   Management Agreements.............................................................................   34
      (v)   Voting Agreements.................................................................................   34
ARTICLE IV  Representations and Warranties Relating to the Lexington Funds....................................   35
   4.1   General..............................................................................................   35
   4.2   Representations and Warranties.......................................................................   35
      (d)   Financial Statements of the Lexington Funds.......................................................   36

      (e)   Accuracy of Financial Statements..................................................................   36
      (f)   Compliance With Applicable Law....................................................................   36
      (g)   No Conflicts......................................................................................   37
      (h)   Adherence to Investment Policies and Restrictions.................................................   37
      (i)   Litigation........................................................................................   37
      (j)   Required Reports..................................................................................   38
      (k)   Taxes.............................................................................................   38
      (l)   Contracts.........................................................................................   38
      (m)   No Material Adverse Changes.......................................................................   38
      (n)   Books.............................................................................................   38
      (o)   Absence of Undisclosed Liabilities................................................................   38
      (p)   No Pending Transaction............................................................................   39
      (q)   Proxy Statements..................................................................................   39
      (r)   Code of Ethics....................................................................................   39
      (s)   No Disqualification...............................................................................   39
      (t)   Insurance.........................................................................................   39
ARTICLE V  Representations and Warranties of Buyer and Merger Sub.............................................   39
   5.1   General..............................................................................................   39
   5.2   Representations and Warranties.......................................................................   39
      (a)   Organization, Standing, Qualification.............................................................   40
      (b)   Capitalization....................................................................................   40
      (c)   Authorization and Execution.......................................................................   40
      (d)   No Conflicts......................................................................................   41
      (e)   Proxy Statement...................................................................................   41
      (f)   SEC Reports and Financial Statements..............................................................   42
      (g)   Litigation........................................................................................   42
      (h)   Absence of Certain Changes or Events..............................................................   43
      (i)   No Material Adverse Effect........................................................................   43
      (j)   Permits; Compliance with Laws.....................................................................   43
      (k)   No Brokers or Finders.............................................................................   43
      (l)   No Disqualification...............................................................................   43
ARTICLE VI  Covenants Relating to the Lexington Funds.........................................................   44
   6.1   Requisite Approvals Concerning the Lexington Funds...................................................   44
   6.2   Termination of Existing Advisory, Sub-Advisory, and Distribution Arrangements........................   44
   6.3   Information Regarding the Lexington Funds............................................................   44
   6.4   Access to Information Regarding the Lexington Funds..................................................   44
   6.5   The Registrants' Registration Statements.............................................................   45
   6.6   Operations of the Lexington Funds....................................................................   45
   6.7   Undertakings Related to Section 15(f) of the 1940 Act................................................   45
   6.8   Continued Qualification..............................................................................   46
ARTICLE VII  Covenants Relating to the Parties................................................................   46
   7.1   Business Operations of Lexington.....................................................................   46
   7.2   Cooperation..........................................................................................   48
   7.3   Access to Information................................................................................   48
   7.4   No Solicitation......................................................................................   49
   7.5   Proxy Statement; Board Recommendation................................................................   50
   7.6   Stockholders' Meetings of Lexington and the Lexington Funds; Consents for Private
         Accounts.............................................................................................   51
   7.7   Legal Conditions to Merger...........................................................................   51
   7.8   Stock Plans and Options.................................................................................51

   7.9   Consents.............................................................................................   53
   7.10     Tax-Free Reorganization...........................................................................   53
   7.11     NYSE Listing......................................................................................   53
   7.12     Payment of Transaction Expenses...................................................................   53
   7.14     Confidentiality Agreement.........................................................................   53
   7.15     Amendment to Rights Agreement.....................................................................   53
ARTICLE VIII  Conditions Precedent............................................................................   54
   8.1   Conditions to the Parties' Obligation to Effect the Merger...........................................   54
      (a)   Stockholder Approval..............................................................................   54
      (b)   HSR Act...........................................................................................   54
      (c)   Approvals.........................................................................................   54
      (d)   No Injunctions or Restraints; Illegality..........................................................   54
   8.2   Additional Conditions to the Obligations of Buyer and Merger Sub.....................................   55
      (a)   Representations and Warranties....................................................................   55
      (b)   Performance of Obligations of Lexington...........................................................   55
      (c)   No Material Adverse Change........................................................................   55
      (d)   Officers' Certificate.............................................................................   55
      (e)   Legal Opinions....................................................................................   55
      (f)   Dissenters' Rights................................................................................   55
      (g)   Certain Consents..................................................................................   55
      (h)   Comfort Letter....................................................................................   55
      (i)   Lexington Assets Under Management.................................................................   56
      (j)   Closing Date Balance Sheet........................................................................   56
      (k)   1999 Financials...................................................................................   56
      (l)   Spin-off Tax Opinion..............................................................................   56
   8.3   Additional Conditions to the Obligation of Lexington.................................................   56
      (a)   Representations and Warranties....................................................................   56
      (b)   Performance of Obligations of Buyer and Merger Sub................................................   56
      (c)   Officers' Certificate.............................................................................   56
      (d)   Legal Opinion.....................................................................................   56
      (e)   Tax Opinion.......................................................................................   56
      (f)   Comfort Letter....................................................................................   57
      (g)   Employment Agreements.............................................................................   57
ARTICLE IX  Conduct and Transactions After the Effective Time.................................................   57
   9.1   Employee Matters.....................................................................................   57
   9.2   Indemnification......................................................................................   58
   9.4   Tax-Free Reorganization Covenants....................................................................   58
ARTICLE X  Termination........................................................................................   59
   10.1     Generally.........................................................................................   59
   10.2     Procedure and Effect of Termination...............................................................   60
   10.3     Expenses; Termination Fee.........................................................................   60
ARTICLE XI  Miscellaneous Provisions..........................................................................   61
   11.1     Termination of Representations and Warranties.....................................................   61
   11.2     Amendment and Modification........................................................................   61
   11.3     Waiver of Compliance; Consents....................................................................   61
   11.4     Press Releases and Public Announcements...........................................................   62
   11.6     Assignment........................................................................................   63
   11.7     Interpretation....................................................................................   63
   11.8     Governing Law.....................................................................................   63
   11.9     Counterparts......................................................................................   63

   11.10    Headings; Internal References.................................   63
   11.11    Entire Agreement..............................................   63
   11.12    Severability..................................................   64
   11.13    Equitable Remedies............................................   64

                            Index of Defined Terms

Term                                                           Location

1940 Act.....................................................  Recitals
Acquisition Proposal.........................................  (S) 7.4(a)(1)
Adjustment Percentage........................................  (S) 2.1(c)(3)
Advisers Act.................................................  (S) 3.2(a)(2)
Affiliate....................................................  (S) 11.7(c)
Agreement....................................................  Preamble
Applicable Law...............................................  (S) 4.2(f)
Assigned Net Assets..........................................  (S) 2.1(c)(2)
Base Net Assets..............................................  (S) 2.1 (c)(1)
Benefit Plan.................................................  (S) 3.2(o)(1)
Board........................................................  (S) 6.1
Business Day.................................................  (S) 11.7(d)
Buyer........................................................  Preamble
Buyer's Average Share Price..................................  (S) 2.1(b)
Buyer Common Stock...........................................  Recitals
Buyer Disclosure Schedule....................................  (S) 5.1
Buyer SEC Reports............................................  (S) 5.2(f)(1)
Cash Consideration ..........................................  (S) 2.1(a)
Certificate of Merger........................................  (S) 1.1
Certificates.................................................  (S) 2.1(d)
Closing......................................................  (S) 1.2
Closing Date.................................................  (S) 1.2
Code.........................................................  Recitals
Delaware Law.................................................  (S) 1.1
Dissenting Shares............................................  (S) 2.1(k)(1)
Effective Time...............................................  (S) 1.1
Election Statement...........................................  (S) 2.1(i)(1)
Environmental Law............................................  (S) 3.2(p)(1)(A)
ERISA........................................................  (S) 3.2(o)(1)
ERISA Affiliates.............................................  (S) 3.2(o)(9)
Exchange Act.................................................  (S) 3.2(d)(2)
Exchange Agent...............................................  (S) 2.2(a)
Exchange Fund................................................  (S) 2.2(a)
Fund Shares..................................................  (S) 4.2(c)
Fund Stockholders............................................  (S) 4.2(n)
Fund Tax Returns.............................................  (S) 4.2(k)
GAAP.........................................................  (S) 3.2(e)(2)
Governmental Authority.......................................  (S) 3.2(d)(2)
Hazardous Substance..........................................  (S) 3.2(p)(1)(B)
HSR Act......................................................  (S) 3.2(d)(2)
Including....................................................  (S) 11.7(a)
Lexington....................................................  Preamble
Lexington Common Stock.......................................  Recitals
Lexington Consolidated Group.................................  (S) 3.2(h)(4)
Lexington Disclosure Schedule................................  (S) 3.1
Lexington Distributor........................................  (S) 3.2(a)(3)
Lexington Employee Plan(s)...................................  (S) 3.2(o)(1)
Lexington Fund Family........................................  (S) 4.2(b)
Lexington Funds..............................................  Recitals
Lexington Incentive Plans....................................  (S) 2.1(d)

Lexington Options............................................  (S) 2.1(d)
Lexington Restricted Stock...................................  (S) 2.1(e)
Lexington Rights Agreement...................................  (S) 7.15
Lexington SEC Reports........................................  (S) 3.2(e)(1)
Management Agreements........................................  (S) 3.2(u)
Material Adverse Effect......................................  (S) 3.1
Material Contracts...........................................  (S) 3.2(j)
Merger.......................................................  Recitals
Merger Consideration.........................................  (S) 2.1(a)
Merger Sub...................................................  Preamble
MSR..........................................................  (S) 3.2(a)(2)
Multiemployer Plan...........................................  (S) 3.2(o)(4)
NASD.........................................................  (S) 3.2(d)(2)
NYSE.........................................................  (S) 2.1(b)
Option Ratio.................................................  (S) 7.8(d)
Original Schedule............................................  (S) 2.1(c)(1)
Pension Plan.................................................  (S) 3.2(o)(1)
Person.......................................................  (S) 11.7(b)
Private Accounts.............................................  (S) 3.2(u)
Prohibited Transaction.......................................  (S) 3.2(o)(6)
Proprietary Rights...........................................  (S) 3.2(k)
Proxy Statement/Prospectus...................................  (S) 5.2(e)
Registrant...................................................  (S) 4.2(b)
Registration Statement.......................................  (S) 5.2(e)
Reorganization...............................................  (S) 7.10
Reports......................................................  (S) 4.2(j)
Revised Schedule.............................................  (S) 2.1(c)(2)
SEC..........................................................  (S) 3.2(d)(2)
Securities Act...............................................  (S) 3.2(e)(1)
Share Consideration..........................................  (S) 2.1(a)
Specified Cash Percentage....................................  (S) 2.1(j)(4)
Specified Stock Percentage...................................  (S) 2.1(j)(5)
Subsidiary...................................................  (S) 11.7(g)
Superior Proposal............................................  (S) 7.4(d)
Surviving Corporation........................................  (S) 1.3(a)
Tax Returns..................................................  (S) 3.2(h)(1)
Taxes........................................................  (S) 3.2(h)(1)
TDLPL........................................................  (S) 3.2(a)(1)
Third Party..................................................  (S) 10.3(e)
To the knowledge of a party..................................  (S) 11.7(f)
Total Consideration..........................................  (S) 2.1(j)(4)
Voting Agreement.............................................  (S) 3.2(v)
Welfare Plan.................................................  (S) 3.2(o)(1)

                               Index of Exhibits

Exhibit A -     Form of Voting Agreement
Exhibit B-1 -   Employment Agreement - Portfolio of Managers
Exhibit B-2 -   Employment Agreement - Hisey

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